AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 10, 2022

RAD DIVERSIFIED REIT, INC.

Maximum Offering Amount: up to $75,000,000 in Shares of Common Stock (1)

$22.22 Per Share*

(1) We have met our minimum offering amount. In the 12 months prior to October 27, 2022, we have issued 1,793,888 shares of Common Stock for total gross proceeds of $33,522,810.24 and intend to raise up to an additional $41,477,189.76.

*The offering price per share is calculated based on the net asset value (NAV) of the Company divided by the number of outstanding shares of Common Stock. As of September 30, 2022, our net asset value was $66,709,889.50 and outstanding shares were 3,001,817. This gave us a Determined Share Value of $22.22, which became the new calculated selling price per share as of  October 27, 2022.

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

The Company has engaged DealMaker Securities, LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to one point five percent (1.5%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees. See “Plan of Distribution” for more details.

RESTRICTIONS ON TRANSFER OF SHARES

Transfer of shares is also subject to approval by the Company. The Company has a significant interest in preserving its status as a REIT. In order to ensure compliance with REIT requirements, the Company requires that no single stockholder holds more than 9.8% of the stock outstanding. Should any attempt to transfer shares violate this condition, the Company shall not recognize such attempted transfer and the transfer shall be void.

NO MARKET FOR SECURITIES

Although we do not intend to list our shares of Common Stock for trading on a stock exchange or other trading market, we intend to adopt a redemption plan designed to provide our stockholders with limited liquidity on a semi-annual basis for their investment in our shares.  Currently, there is no public trading market for shares of our Common Stock.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this Offering Circular for a discussion of the risks that should be considered in connection with your investment in our shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH.  DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS.  BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A.  FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering Circular Uses the Form S-11 Disclosure Format

2

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);
•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and,
•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related MD&A; and,

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

ii

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting Company” under the Securities and Exchange Commission’s (the “Commission”) rules. For instance, smaller reporting Companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

iii

SUMMARY INFORMATION

Summary

RAD Diversified REIT, Inc., a Maryland corporation referred to herein as our Company, was formed to acquire, reposition, renovate, lease and manage income-producing single-family residential, multi-family residential, mixed use residential-commercial properties and income-generating farms in select markets in the United States, with a focus on acquisition of properties at below fair market value or expected fair value.

We are externally managed and advised by RAD Management, LLC, a Delaware limited liability company, or the “Manager.”  The Manager will make all investment decisions for us.  Our Manager intends to employ a variety of acquisition strategies in building our portfolio of investments, with a particular focus on obtaining properties in on-market transactions, off-market transactions, wholesale transactions, tax deed foreclosure sales, bank foreclosures, Real Estate Owned (“REO”) properties and similar transactions.

We are offering a maximum of $75,000,000 of shares of our Company’s Common Stock, which we refer to as shares, at an offering price of $22.22 per share.  The minimum purchase requirement per investor is $1,000 in shares; however, we can waive the minimum purchase requirement at our sole discretion. In the 12 months prior to October 27, 2022, we have issued 1,793,888 shares of Common Stock for total gross proceeds of $33,522,810.24 and intend to raise up to an additional $41,477,189.76.

The sale of shares pursuant to this offering will begin as soon as practicable after this Offering Circular has been qualified by the Commission and is expected to continue until we raise the maximum amount being offered, unless terminated by us at an earlier time at the discretion of our board of directors.

Although we do not intend to list our shares for trading on a stock exchange or other trading market, we intend to adopt a redemption plan designed to provide our stockholders with limited liquidity on a semi-annual basis for their investment in our shares.  Currently, there is no public trading market for shares of our Common Stock.

	Per Share	Total Maximum
Offering Price (1)	$22.22	$75,000,000
Underwriting Discounts and Commissions (2)	0.3333	$1,125,000

(1)	The per share purchase price for our shares in this offering equals the sum of the consolidated net asset value (“NAV”) of our Company divided by the number of our shares which are outstanding as of the end of the prior fiscal quarter (hereinafter, the “Determined Share Value” or “DSV” per share). Thereafter, the per share purchase price is adjusted every fiscal quarter as of January 1, April 1, July 1 and October 1 of each year (or as soon as commercially reasonable and announced by us thereafter) based on the DSV of the immediately preceding three-month period. As an example, we close our books on December 31, and then in January, we calculate the DSV based on the previous three months ended December 31. This new share purchase price will be effective starting on or about February 1 and continue for three months (e.g., February, March, and April). The Company intends to calculate the new DSV in a 30-day window but may need more time to calculate it. As of the date of this filing, the Company has adjusted the DSV per share 11 times as further detailed under “Determination of Offering Price.”

(2)	The Company has engaged DealMaker Securities, LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this offering commences, the Broker will receive a cash commission equal to one and one half percent (1.5%) of the amount raised in the offering. Additionally, the Broker and its affiliates will receive certain other fees. See “Plan of Distribution and Selling Securityholders” for more details.

SUMMARY OF OFFERING

This offering summary highlights the information contained elsewhere in this Offering Circular. Because it is a summary, it may not contain all the information that you should consider before investing in our shares.  To fully understand this offering, you should carefully read this entire Offering Circular, including the more detailed information set forth under the caption “Risk Factors.”  Unless the context otherwise requires or indicates, references in this Offering Circular to “us,” “we,” “our” or “our Company” refer to RAD Diversified REIT, Inc., a Maryland corporation.

We refer to RAD Management, LLC, as our “Manager.”  As used in this Offering Circular, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The Company

RAD Diversified REIT, Inc. was formed as of May 11, 2017, as a Maryland corporation, and we have elected to be taxed as a REIT for federal income tax purposes, for which the Company qualified initially on November 1, 2019. We are currently in compliance with our REIT qualification for federal income tax purposes.

Our objective is to acquire and then reposition (if required), renovate (if required), lease and manage income-producing single-family residential, multi-family residential, mixed use residential-commercial properties, and income-producing farms across primary and secondary markets throughout the United States.  Initially, we have concentrated on acquiring a portfolio of properties in Pennsylvania, New Jersey, Texas, Idaho, California, Florida and Tennessee, where the principals of our Manager have significant investing and property management experience. We intend to continue to invest in these areas and diversify our portfolio and expand to different geographical locations throughout the United States as we determine to be appropriate.

Our primary intent is to purchase single-family residential, multi-family residential, mixed use residential-commercial and income-producing farms at below-market-price. Below-market-price purchases may be made at foreclosure auctions, Real Estate-Owned (“REO”) property sales, and tax-deed auctions, or acquired in alternate ways based on our business model and strategies. We refer to our investments in real property as “Investments.”

REIT Status

We have elected to be treated as a REIT for federal income tax purposes, which we have achieved on November 1, 2019. As long as we maintain our qualification as a REIT, we generally will not be subject to federal income or excise tax on income that we intend to distribute to our stockholders.

Under the Internal Revenue Code of 1986, as amended (the “Code”), a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders.

If we fail to maintain our qualification as a REIT in any year, our income will be subject to federal income tax at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period immediately following the taxable year in which such failure occurs.

Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Investment Company Act Considerations

We intend to conduct our operations so that we will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Management

Company is Externally Managed

The Company is externally managed by RAD Management, LLC, a Delaware limited liability company or the “Manager.”  The Manager will make all investment decisions for us.  The Manager’s principals and their respective affiliates specialize in acquiring, repositioning (where applicable), renovating (where applicable), leasing and managing residential, residential-commercial mixed-use real estate and income-producing farms particularly in Pennsylvania, New Jersey, California, Texas, Idaho, Tennessee and Florida. The Manager will continue to diversify the portfolio and investment strategy to expand into different geographical locations and assets throughout the United States.

Our Manager has extensive experience in purchasing tax deeds in states that resolve delinquent property tax issues in this manner to acquire properties at attractive prices, and hosts seminars teaching other would-be tax auction investors to do the same. Students are taught how to identify properties that show strong potential for profits both in the form of rental income and capital appreciation. Furthermore, our manager provides contacts and resources that enable these students to perform their due diligence in connection with such property purchases. Finally, our manager also joins with students in Joint Venture purchases of investment real estate when this is deemed appropriate.

The Manager intends to apply this experience to identify suitable investments and to present an opportunity for outside investors to take advantage of the principals’ experience through a pooled investment vehicle.

The Manager will oversee our overall business and affairs and will have broad discretion to make operating decisions on our behalf and to make Investments. Our stockholders will not be involved in our day-to-day affairs.

Experienced Management Team

Our management team has significant real estate experience, which includes experience in the acquisition, repositioning, renovation, management, development, and financing of multiple properties.

Overall, our management team has 40+ years combined experience in the real estate business as both portfolio managers and educators.

Our Chief Executive Officer, Brandon “Dutch” Mendenhall, started The Seminar Solution in 2007, an education platform that still provides mentoring to thousands of people who want to successfully invest in real estate.

Our management team has relevant experience in managing private real estate funds with investment objectives and strategies that are substantially aligned with our strategy and objectives.

Please see “Directors and Executive Officers” for more information about compensation of our Named Executive Officers.

Management Compensation

Pursuant to the Management Agreement, our Manager will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets.  The items of compensation are summarized in the following table.  Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our shares of Common Stock. Our Manager’s compensation model is a fee arrangement that includes both an asset management fee and a performance fee and may be referred as Two and Twenty (2% and 20%). “Two” means 2% of the assets under management and refers to the annual management fee charged by the Manager for managing the Company’s assets. “Twenty” refers to the performance or incentive fee of 20% of the annual profits or gains made by the Company payable to the Manager depending on whether any profits are made.

We do not have an agreement to limit any losses suffered by Our Manager.

The projected compensation laid out above relates to all stages of our Company, including offering stage, organizational stage, acquisition stage, and liquidation stage.

Asset Management Fee:

The Asset Management Fee is equal to 2% of our Net Asset Value determined on a quarterly basis once the Net Asset Value has been determined . This fee is payable to our Manager on a quarterly basis.

The Asset Management Fee compensates our Manager for managing all of our assets. The Asset Management Fee is paid regardless of the fund’s performance.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time.

Performance Fee:

The Performance Fee is equal to 20% of the increase in our Net Asset Value that is not attributable to capital raised by RAD from investors as a result of any Regulation A or other securities offering.

The Performance Fee compensates our Manager based on the appreciation in value of our assets and is not guaranteed.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time.

•	For the Asset Management Fee, our Company will not pay this fee until our NAV is calculated.

•	All of the fees to our Manager will be paid cumulatively.

•	The Performance Fee is based on the quarterly increase of our combined Net Asset Value less increase attributable to capital raised by RAD from investors as a result of any Regulation A or other securities offering which equals: (i) the fair market value of all of our real estate assets, as determined by external third party evaluators; less, (ii) the fair market value of all of our real estate liabilities; and, less (iii) the aggregate amount of proceeds from this Qualified Offering and subsequent offerings based on this Qualified Offering. In addition to customary practices utilized by third-party evaluators, the Company may also accept use of online evaluations made available by resources like Multiple Listing Services (“MLS”) or artificial intelligence (“AI”) providers, including, but not limited to the following: Realtor.com; Zillow; Redfin; or other similar real estate search engines to determine appropriate FMV-based off comparable properties in the geographical location.

Conflicts of Interest

Our officers and directors and the owners and officers of our Manager and its affiliates are involved in, and will continue to be involved in, the ownership and advising of other real estate entities and programs.

These pre-existing interests, and additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities.

Investment Objectives

Our primary investment objectives are:

•	To acquire single family residential, multi-family residential, mixed use residential-commercial properties, and income producing farmland at substantial discounts to fair market value;

•	To acquire short-term rental properties

•	To purchase select properties and begin new construction, as appropriate on new land

•	To expand production on farmland with various crops, livestock, rental income, and other income generating uses of the farmland

•	To expand our real estate holdings into new geographical markets that are showing potential

•	To add value to investments, which may include direct deals or joint venture deals, consisting of assertive management, leasing tactics and strategic capital improvements.

•	To make strategic decisions on assets; specifically when to sell a property as market conditions continue to change

•	To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long-term;

•	To pay attractive and consistent cash distributions;

•	To preserve and protect stockholder value;

•	To realize growth in the value of our investments by timing their sale to maximize value; and

•	To explore investing in alternative assets, not normally associated with a REIT.

There is no assurance that any of our investment objectives will be met.

Investment Strategy

Our Investment Strategy is to use substantially all of the proceeds from the offering to acquire, manage, renovate or reposition, operate, selectively leverage, resell, and lease single family and multi-family residential properties, mixed-use residential-commercial properties, and income producing farmland. Our core markets are in Texas, California, Idaho, Florida, and Pennsylvania. We have already expanded to now include New Jersey and Tennessee. We may continue to expand into other areas as well, where the economic indicators show potential for growth. These types of acquisitions could include tax lien auctions, tax deed auctions, wholesale transactions, acquisitions derived from our continuing marketing efforts, referrals, and other means.

Ordinarily, we rehabilitate our properties to rentable condition and lease the asset to tenants. In this manner, we accumulate equity. Through income producing farmland, we rehabilitate the land and soil to grow crops, raise livestock, and assets to produce income more effectively. We acquire farmland that is being underutilized and implement new policies and procedures to increase the yield of the farmland and maximize its production. We will continuously evaluate the property and the market and if it becomes advantageous, we will sell the property.

In the case that we acquire a property through a tax deed, we do not perform repairs or rehab the property until that jurisdiction’s redemption period has ended. During the redemption period, the former owner of the property can “redeem” / buy back the property by paying the Tax Collector the back taxes and any associated fees and interests. This means that, should the former owner redeem the property, we will have lost our acquisition fees and management fees for managing the property during the redemption period. However, we do reclaim our purchase price and / or down payment from the Tax Collector should the former owner redeem the property.

In an effort to increase the diversity of our offering, we intend to expand our real estate strategy to include short term rentals and new construction. We have purchased some non-real estate assets including farm equipment, livestock, temporary shelter, and security equipment. The Company intends to diversify further in 2022 with various holdings in the metaverse and/or Non-Fungible Tokens (NFT’s). We intend to hold all non-real estate assets to levels allowable by the relevant taxing authorities to maintain our REIT status. The Company will continue to consider investing in various alternate assets as the opportunities become available and fit into our investment strategy.

Income Distribution Policy

In order to maintain our REIT qualification, we must distribute to our stockholders at least 90% of our annual taxable income. We intend to make regular cash distributions to our stockholders from our available funds, typically on an annual basis.

Our Board of Directors may initiate a supplemental distribution/redemption offer to our stockholders on an annual basis. The Board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Code.

Our distribution rate and payment frequency may vary from time to time. Generally, our policy will be to pay distributions from cash flow from operations. However, our distributions may be paid from sources other than cash flows from operations, such as from the proceeds of the Regulation A Offering, borrowings, advances from our Manager or from our Manager’s deferral of its fees and expense reimbursements, as necessary.

In addition, on February 16, 2022, the Company’s Board of Directors decided that the Company should make an offer to repurchase 8% of any shareholder’s current shares of common stock (“Common Stock”) purchased since the initial qualification of the Company’s Regulation A Offering on November 1, 2019. The shareholders are entitled to accept or reject the offer by March 31, 2022, and the Company will make any payments in accordance with its distribution form sent to shareholders. The Company filed a Supplement to our Offering Circular on March 10, 2022.

The Offering

Common Stock Offered in this Offering:	1,866,660 shares (1)
Common Stock Outstanding:	3,109,957 shares as of October 27, 2022
Common Stock to be outstanding after this Offering (assuming the maximum offering amount is sold)	4,976,617 shares
Dividend rights	Holders of our Common Stock will share proportionately in any dividends authorized by our Board of Directors and declared by us.
Voting rights	Each share of our Common Stock will entitle its holder to one vote per share.
Use of Proceeds	Net proceeds from this Offering will be used to acquire Investments, to pay for expenses incurred by the Company from continued operations and for any other proper Company purpose. See “Use of Proceeds.”

(1) In the 12 months prior to October 27, 2022, we have issued 1,793,888 shares of Common Stock for total gross proceeds of $33,522,810.24 and intend to raise up to an additional $41,477,189.76.

Common Stock

As set forth in the table above, we are offering a total of 1,866,660 shares of our Common Stock at a price of $22.22 per share. We have sold 1,793,888 shares in the 12 months prior to October 27, 2022 and intend to raise up to an additional $41,477,189.76. Holders of our Common Stock will share proportionately in any dividends authorized by our Board of Directors and declared by us. Each share of our Common Stock will entitle its holder to one vote per share. Common Stock offered through this Offering Circular does not have any pre-emptive purchasing rights, nor are there cumulative voting rights. This means that it will be more difficult to affect control over issues upon which holders of Common Stock are entitled to vote.

Restrictions on the Transfer of Common Stock

Generally, our Investors will be able to freely transfer their shares to any other person because the shares qualified under this Offering Circular are “unrestricted.”

Holders of our Common Stock will, however, be required to conform to the requirements of our subscription agreement. The subscription agreement, among other things, requires holders of our Common Stock to receive permission from the Company to sell their shares. In fact, the Company can require a transferee, or the intended purchaser, of our Common Stock to provide an affidavit as to the quantity of shares that are intended to be purchased.

The purpose of this permission process is not to prevent the general transfer of shares but is rather intended to ensure that the intended purchaser of our Common Stock will not hold more than an allowed 9.8% of our then outstanding shares of Common Stock to assure the Company retains its status as a REIT. This restriction is embodied in our Charter. Our Charter also allows us to rule on any transfer of stock so that we can again ensure that we do not endanger our standing as a REIT.

Ownership Restrictions on Common Stock

Our Charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock, unless otherwise excepted (prospectively or retroactively) by our Board of Directors. Our Charter also contains other restrictions designed to assure that we maintain our qualification as a REIT.  See “Securities Being Offered  - Restrictions on Ownership and Transfer.”

Exempt Offering

This is a Tier 2 offering under Regulation A where the offered securities will not be listed on a registered national securities exchange upon qualification. This Offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Tier 2 Reporting Requirement

We are required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.

We are required to file:

•	an annual report with the Commission on Form 1-K;

•	a semi-annual report with the Commission on Form 1-SA; and,

•	current reports with the Commission on Form 1-U.

The necessity to file current reports will be triggered by certain corporate events. SEC Form 1-Z will be filed by us if and when we decide to suspend the filing of ongoing reports as permitted by, and pursuant to the provisions of, SEC Regulation A.

Contact Information

The mailing address of our principal executive offices is:

RAD Diversified REIT, Inc.

5404 Cypress Center Dr. Suite #320, Tampa, FL 33609

Attn: Investor Relations

Our telephone number is 1-833-723-7348 and our website address is RADdiversified.com.

You may direct inquiries to:

admin@RADdiversified.com

Summary of Risk Factors

Investing in our Common Stock involves a high degree of risk.  You should carefully review the “Risk Factors” section of this Offering Circular, beginning on page 10, which contains a detailed discussion of the material risks that you should consider before you invest in our shares of Common Stock.  Some of the more significant risks are those set forth below:

•	We have a limited operating history, performance record or financial resources. There is no assurance that we will be able to successfully achieve our investment objectives.

•	Investors will not have the opportunity to evaluate or approve any Investments prior to our acquisition or financing thereof.

•	Investors will rely solely on the Manager to manage the Company and our Investments. The Manager will have broad discretion to invest our capital and make decisions regarding Investments.

•	We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.

•	Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor. In addition, our Board of Directors may approve changes to our policies, including our policies with respect to distributions and redemption of shares without prior notice or your approval.

•	An investor could lose all or a substantial portion of its investment.

•	There is no public trading market for our shares of Common Stock, and we are not obligated to effectuate a liquidity event or a listing of our shares on any nationally recognized stock exchange by a certain date or at all. It will thus be difficult for an investor to sell its shares.

•	We may fail to maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and regulation as an investment company, and we would not be required to pay any distributions to our stockholders.

•	The offering price of our shares was not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets at the time an investor’s investment is made.

•	Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Manager, and our respective affiliates, including conflicts arising out of: (a) allocation of personnel to our activities; (b) allocation of investment opportunities between us; and, (c) potential conflicts arising out of transactions between us, on the one hand, and our Manager and its affiliates, on the other hand, involving compensation and incentive fees payable to our Manager or dealings in real estate transactions between us and the Manager and its affiliates.

•	There are substantial risks associated with acquiring, owning, financing, operating, leasing and managing real estate, and the investment in single-family residences multi-family residences, mix-use residential and commercial properties, foreclosure properties, investment in real estate through the purchase of tax deeds may involve additional risks.

•	The number of distributions to shareholders we make is uncertain. We may fund distributions from offering proceeds, borrowings, or the sale of assets, to the extent distributions exceed our earnings from our operations if we are unable to make distributions from our cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distributions may not be indicative of our actual operating results.

•	Other substantial risks relate to investing within the Metaverse virtual space up to 10% of our assets. Due to market fluctuations, investing in the Metaverse provides no guarantees. The process of investing in the Metaverse virtual space is through the acquisition of non-fungible tokens (NFTs). We anticipate utilizing various platforms such as Gemini or Coinbase to manage the conversion of US currency to cryptocurrency and may make most acquisitions on the OpenSea platform. With a continuously evolving market, we will continue to diversify the various platforms utilized, and NFTs purchased as determined by the Manager.

RISK FACTORS

An investment in our shares of Common Stock involves substantial risks.  You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares.  The occurrence of any of the following risks might cause you to lose all or a significant part of your investment.

The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Each prospective investor should consider carefully, among other risks, the following risks, and should consult with his/her own legal, tax, and financial advisors with respect thereto prior to investing in shares of the Company’s Common Stock.

Risks Related to Limited Operating History

The Company has been operating since 2019 and has a limited operating history.  Accordingly, there is a limited performance history upon which to decide whether or not to invest in our Common Stock.

We have a limited operating history. Accordingly, we have a limited performance history to which a potential investor may refer to in determining whether to invest in our Common Stock.  Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

We are different in some respects from other investment vehicles sponsored by our Manager and /or its affiliates, and therefore the past performance of such investments may not be indicative of our future results.

We are the first publicly offered investment vehicle and REIT sponsored by our Manager and /or its affiliates. We collectively refer to real estate joint ventures, funds and programs as investment vehicles.  All of the previous investment vehicles sponsored by affiliates of the Manager were conducted through privately held entities, which were not subject to all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs.

Risks Related to our Financial Position

We have limited operating capital, few significant assets and limited revenue from operations.

We have limited operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to continue to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and the value of our shares.  We have few significant assets and limited financial resources, so such adverse event could put your investment dollars at significant risk.

Undercapitalization is the greatest risk facing any relatively newly formed business.

If we are unable to continue to raise sufficient capital through this offering, there is a strong likelihood our business will fail, and you may lose your entire investment.

We are subject to risks associated with debt and capital stock issuances, and such issuances may have consequences to holders of shares of our Common Stock.

If we were to raise additional capital through the issuance of equity securities, we could dilute the interests of holders of shares of our Common Stock.

Further, we may incur indebtedness in the future to finance our operations. Such indebtedness could result in important consequences to holders of our Common Stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, we are permitted to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

We do not have guaranteed cash flow.

There can be no assurance that cash flow or profits will be generated by the Investments. If the Investments do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the stockholders without making such distributions from the net proceeds of this offering or from reserves.

The availability and timing of cash distributions is uncertain.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Because we may receive rents and income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

While we intend to fund the payment of quarterly distributions to holders of shares of our Common Stock entirely from distributable cash flows, we may fund quarterly distributions to its stockholders from a combination of available net cash flows, equity capital and proceeds from borrowings. In the event we are unable to consistently fund future quarterly distributions to stockholders entirely from distributable cash flows, the value of our Common Stock may be negatively impacted.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year in order for us to qualify as a REIT under the Code, which we intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our Board of Directors will determine the amount and timing of any distributions. In making such determinations, our Board of Directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements and applicable law. We intend over time to make regular quarterly distributions to holders of shares of our Common Stock.  However, we bear all expenses incurred by our operations, and the funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to stockholders. In addition, our Board of Directors, in its discretion, may retain any portion of such cash in excess of our REIT taxable income for working capital. We cannot predict the amount of distributions we may make, maintain or increase over time.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our Common Stock at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received.

If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend. Further, it is unlikely that there will be an active trading market for our stock, or that the stockholder will have found and successfully negotiated the sale of the stock with a buyer. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all, or a portion of, such dividend that is payable in stock.

In addition, if a significant number of our stockholders determine to sell shares of our Common Stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Common Stock.

Risks Related to Our Business Strategy

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.

While we have been able to pay cash distributions to date, there can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. See “Management Compensation.”

The Company is organized under applicable Maryland law. Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future. This may dilute your equity in the Company and may reduce the value of your investment.

This is a “Blind Real Estate Investment Trust,” which means that, we have authorized our Manager to make investments as the Manager deems appropriate. Such investments are likely not to be disclosed to you before proceeds from this offering are used to acquire such investments. We may allocate the net proceeds from this offering to investments with which you may not agree.

You must understand that we may allocate the net proceeds from this offering to investments with which you may not agree. We will have significant flexibility in investing the net proceeds of this offering.

You will have no opportunity to evaluate or approve the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree.

The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our Common Stock to decline.

This is a blind pool offering whereby we are not committed to acquiring any particular assets or investments with the net proceeds of this offering. We are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make.

We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in single-family residential, multifamily residential, mixed use residential-commercial real estate, in addition to, alternate investments including Metaverse, NFTs and other potential investments. We will not invest more than up to 10% of our assets in such investments but there are significant risks associated with investing in the highly volatile cryptocurrency and NFT markets. Because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Our Manager has no specific experience in this space given the novelty of this market and investments in the Metaverse may expose the Company with all the risks related to a volatile and unregulated market for which there are few safeguards.

We may change our targeted investments without stockholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our shares of Common Stock and our ability to make distributions to you.  Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this Offering Circular.

We may change our investment and operational policies without stockholder consent.

We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this filing. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, as well as risks with the rapid market fluctuation in the Metaverse may adversely affect our ability to make distributions.

The ability of our Board of Directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our Charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we will become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Our Business Strategy may not produce the results previously produced or expected. As a consequence, the value of your shares may decrease over time, and you may lose your entire investment. Purchasing real-estate assets at lower-than-market prices is at the core of our business model.  If the Company is not able to purchase single and multi-unit residential real-estate at lower-than-market prices, the value of our shares will suffer dramatically.

The Company intends to purchase real-estate in various strategies that include, but are not limited to, traditional real estate sales, tax-deed auctions, wholesaling and through attractive short-sales. A short sale is a sale where the current owner of the property is in default of their loan and the lender agrees to accept a payoff that is lower than the outstanding loan amount as payment in full of the balance outstanding on the loan.

The Company’s policy is to hold cash, including net proceeds from the Regulation A offering, in short-term, liquid investments – specifically federal securities. However, in March of 2022, we began to supplement our investments in vehicles similar to Federal Securities with the purchase of select Metaverse assets, which are also short-term and liquid. The Company purchases these assets in the virtual Metaverse space through the acquisition of non-fungible tokens (NFTs). We anticipate utilizing various platforms such as Gemini or Coinbase to manage the conversion of United States currency to cryptocurrency and may make most acquisitions on the OpenSea marketplace platform. We anticipate diversifying the NFT marketplace platforms utilized and the NFTs purchased as the Manager deems appropriate. Such markets are unpredictable and risky and there is no guarantee we will be able to realize profits in them in accordance with our plans.

Due to the nature of certain intended purchases like tax deed sales, the sale can sometimes be dissolved which would cause us to lose the property as an investment.

Our strategy is to purchase properties from various real estate sources, including tax deed sales. A tax deed sale can be dissolved for a number of reasons, including mistake by the court or other government official / entity, and payment by the original owner of the amount owed by the original property owner. If a sale gets dissolved, then the money we paid to purchase the property is returned to us, and we lose the property. If this happens too many times, we may be unable to accumulate properties as quickly as hoped.

Due to the fact that sales can be dissolved, we must hold onto a property purchased at a tax deed sale for a certain number of months before we can renovate or rent out the property.

The length of time in which the original owner can pay the amount(s) owed and the sale to the Company be dissolved is prescribed by applicable law. This period of time varies depending on the state, county, and city in which the property is located. If a sale gets dissolved, we will be paid back the purchase amount by the government entity that held the auction. However, if we have renovated the property during this “dissolvable period of time,” we will likely lose the money we spent on the renovations. Consequently, we do not commence renovations or rehabilitations of the related property until after this “dissolvable period of time” has ended.

This means that we will have money invested in properties that remain idle and waiting to be rehabilitated and rented. We could lose considerable time and expense if we do not properly manage the number of properties that are in this dissolvable holding period. Further, since our money is invested in assets that are not productive, we could miss out on other opportunities.

Houses sold at tax deed auctions can have squatters occupying the property, and it can be an expensive and long running process to remove them.

Sometimes the properties we purchase have squatters already living in and occupying the premises. We can only remove these squatters after a possibly lengthy and expensive court process. We cannot renovate or do anything with the property so long as the squatters remain. We could lose valuable time and market opportunities if we are forced to constantly eject illegal occupiers from the properties we purchase.

Our future growth will depend upon our ability to acquire real estate investments in several competitive real estate markets and to raise additional capital.

Our future growth will depend, in large part, upon our initial and continued ability to acquire and lease properties.

We face significant competition with respect to our acquisition and origination of assets from many other companies, including other REITs, insurance companies, private investment funds, hedge funds, specialty finance companies and other investors.

Some competitors may have a lower cost of funds and access to funding sources that are not available to us.  In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.

There is significant competition on a national, regional and local level with respect to property management services and in commercial real estate services generally, and we are subject to competition from large national and multi-national firms as well as local or regional firms that offer similar services to ours.

Some of our competitors may have greater financial and operational resources, larger customer bases, and more established relationships with their customers and suppliers than we do.  The competitive pressures we face, if not effectively managed, may have a material adverse effect on our business, financial condition, liquidity and results of operations.

As a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities, and therefore may not be able to identify and pursue opportunities that are consistent with our objectives.

Competition may limit the number of suitable investment opportunities offered to us.  It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay our investment in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to declare and make distributions to our stockholders.

Our Manager may not be successful in identifying and consummating suitable investment opportunities in a very competitive market.

Our investment strategy requires us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria.  Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments on satisfactory terms or at all.  Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including publicly traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all.  The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

One aspect of our business model is owning many single-family and multi-family residential, as well as mixed-use residential and commercial properties, and income-producing farms which may not succeed and, therefore, we may not be able to make distributions to our stockholders at the times or in the amounts we expect, or at all.

The large-scale ownership and operation of single-family, multi-family and mixed-use residential and commercial rental properties and income-producing farms are a relatively new and untested business model.  We may encounter difficulties implementing our business plan, strategies, and investment policies due to unforeseen circumstances which might include competition for housing stock from better financed companies, or changes in real estate trends. We may, therefore, be unable to generate sufficient cash flow from our investments to permit us to make the distributions we expect.  If we pay distributions from the proceeds of the net proceeds of this offering or from borrowings, the amount of capital we ultimately invest may be reduced which may reduce the value of an investment in us.

Because there is so little time to evaluate potential investments, due diligence by our Manager may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Because the Company intends to purchase real-estate at below-market-prices, there may not be enough time to investigate the condition of any particular investment. This is especially true where investment property is purchased at a tax-deed auction.

Before making an investment, our Manager will assess the strengths and weaknesses of a target investment property. The Manager will also consider other factors and characteristics that are material to the performance of the investment.  Such other factors may include the pricing trends for similar properties in the area where the target investment property is located.

In making such assessments and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties.  There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

A portion of proceeds from this offering will be used to rehabilitate distressed real-estate and such rehabilitation may not result in higher asset values.

In many of our intended but yet unidentified real-estate acquisitions, the property value is diminished, and the real-estate may require significant rehabilitation. The Company intends to perform such rehabilitation using proceeds from this offering in order to increase the rental rates for, and asset value of, an acquired property.

When coupled with the limited time to perform due diligence on any particular investment, proceeds from this offering may be used to rehabilitate a property where the cost of rehabilitation is not justified and will not result in increased asset valuation.

We may experience difficulty in ultimately selling any property or groups of properties which no longer fit our investment criteria or are impractical to lease and maintain and could be forced to sell a property at a price that reduces the return to our investors.

The real estate market is affected by many factors that are out of our control, including the availability of financing, interest rates and other factors, as well as supply and demand for real estate investments.  As a result, we cannot predict whether we will be able to sell any property or groups of properties which no longer fit our investment criteria or are impractical to lease and maintain on favorable terms, or whether such sale could be made at a favorable price or on terms acceptable to us.  We also cannot predict the length of time which will be needed to obtain a purchaser or to complete the sale of any property.

In addition, the terms of our leases and the laws regulating REITs could impact our ability to sell any property or groups of properties.  To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests, including tests regarding the nature of our assets which could restrict our disposition strategy.

Lack of diversification in numbers or types of investments increases our dependence on individual investments.

Our investment strategy depends in large part on acquiring a diversified portfolio based on the number of properties or investments we acquire relative to our total assets.  Such diversification reduces the risk that a default or other problem with any single property or investment will have a material negative impact on our earnings.

If, due to factors such as lack of adequate capital, or the unavailability of suitable investment opportunities, we acquire relatively few properties or acquire properties or investments that are significant (in terms of capital invested) to our overall asset size, our portfolio could become concentrated, increasing the risk of loss to stockholders if a default or other problem arises.

Alternatively, property sales may reduce the aggregate amount of our property investment portfolio in value or number.  As a result, our portfolio could become more concentrated, thereby reducing the benefits of diversification by factors such as geography, property type, tenancy or other measures.  While we intend to endeavor to grow and diversify our portfolio through additional property acquisitions, we may never reach a significant size to achieve true portfolio diversity.

A substantial majority of our investment portfolio will consist of single-family homes, which will subject us to risks inherent in investments in a single type of asset.

A downturn or slowdown in the rental demand for single-family housing may have more pronounced effects on our operations than if we had a more diversified portfolio. A large portion, if not substantially all, of our revenue is expected to come from rents, which are subject to many risks, including decreasing rental rates, vacancies, competition for tenants, lease defaults, and tenant turnover.

Competitive pricing pressure, housing alternatives, or adverse conditions in our target markets or the general economy may impact occupancy rates or limit the rental rates we charge on our properties, which would negatively impact our cash flow and ability to make distributions.  In addition, rental rates for new leases may be lower than the rental rates for expiring leases and our leases are generally only for one year.

Our tenants and potential tenants have a number of other housing alternatives to consider. Our properties will compete with apartments, condominiums, and other single-family homes, which are available for rent or purchase in the markets in which our properties are or will be located.  Competition from these housing alternatives in the markets in which we operate could have an adverse impact on our ability to lease our properties as well as on the rents we may charge.

Our success is materially dependent on the financial stability of our tenants.

The success of our business is dependent on the financial stability of the tenants occupying our properties. A default of a tenant on its lease payments may cause us to lose some of the anticipated revenue from an investment property.

Our portfolio is relatively small. Consequently, our exposure to each tenant may be more significant than we expect.  We believe that this exposure will diminish (but not entirely) as we acquire more properties.

In the event of a material default, we may experience delays in enforcing our rights as a landlord, and we may incur substantial costs in protecting our investment and possibly re-letting the property, as the case may be.  If a lease is terminated, we cannot assure our investors that the property could be leased for the same amount of rent previously received or that we could sell the property without incurring a loss.

If we select unqualified tenants or if our tenants default, our operations and financial performance could be negatively impacted. In addition, if a tenant files for bankruptcy, we may be precluded from collecting all sums due to us.

Our success will depend in large part on our ability to screen applicants, identify qualified tenants, and avoid tenants who may default.  If our tenants default on our leases or fail to comply with the terms of our leases, the quality and value of our properties could be negatively impacted.

The process of evicting a defaulting renter from a family residence can be difficult, lengthy, and costly.  And, disgruntled tenants may maliciously damage our property. This will add additional cost and diminish overall profitability.

We may disagree with a tenant on whether we are entitled to retain any security deposit we hold.  State laws vary regarding the steps required for a landlord to retain a security deposit.  If a tenant commences, or has commenced against it, any legal or equitable proceeding under any bankruptcy, insolvency, receivership or other debtor’s relief statute or law, we may be unable to collect all sums due to us under that tenant’s lease.

Any or all of the lease obligations of our tenants could be subject to a bankruptcy proceeding which may bar our efforts to collect pre-bankruptcy debts from these persons or their properties, unless we are able to obtain an enabling order from the bankruptcy court.  If our lease is rejected by a tenant in bankruptcy, we may only have a general unsecured claim against the tenant and may not be entitled to any further payments under the lease.  A bankruptcy proceeding could hinder or delay our efforts to collect past due balances and ultimately preclude collection of these sums, resulting in a decrease or cessation of rental payments and reducing returns to our investors.

The Company is externally managed by our Manager. Our Manager has significant authority to make operating decisions and the Board may not be able to act quickly enough to resolve issues that could adversely affect the value of our Shares of Common Stock. We are dependent on our Manager and its key personnel for our success.

We are, and will continue to be, advised by our Manager and, pursuant to the Management Agreement, our Manager is not obligated to dedicate any specific personnel exclusively to us, nor is its personnel obligated to dedicate any specific portion of their time to the management of our business.

As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, has significant responsibilities for other investment vehicles currently managed by affiliates and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our Management Agreement with our Manager extended until December 31, 2019, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the Management Agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Board of Directors has approved very broad confidential investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our confidential investment guidelines.

Our Manager is authorized to follow very broad confidential investment guidelines established by our Board of Directors. Our Board of Directors will periodically review our confidential investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies.

Our Manager has great latitude within the broad parameters of our confidential investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Even though our Manager will be providing real-estate advisory services, our Manager is neither a licensed asset manager nor is our Manager a licensed real-estate advisor.

Our Manager provides real-estate advisory services on a best-efforts basis. Because our Manager is not a licensed professional advisor and is not a licensed real-estate manager, our Manager does not maintain errors and omissions insurance that we could turn to in the event our Manager provides improper investing advice. Should improper investment actions be taken by our Manager, the value of our Common Stock will likely decline.

Our Board of Directors has approved very broad confidential operational guidelines for our Manager and will not approve each transaction decision made by our Manager unless required by our confidential operational guidelines.

Our Manager is also authorized to follow very broad confidential operational guidelines established by our Board of Directors. Our Board of Directors will periodically review our confidential operational guidelines but will not, and will not be required to, review every operational decision made by our Manager. Transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board of Directors.

Our Board of Directors has developed very broad operational and investment guidelines for our Manager, but these guidelines are confidential, and you will not be able to review them.

Our Manager is also authorized to follow broad operational and investment guidelines established by our Board of Directors. However, these operational and investment guidelines are confidential, and you will not be able to review or approve these guidelines.

Because you will be unable to evaluate the merits of these operational and investment guidelines, you will have to rely entirely on the ability of our Manager and Board of Directors to formulate and follow these operational and investment guidelines.

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If our Manager loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline, or your investment may be lost entirely.

There will be a significant overlap of persons on our Board of Directors that are also in affiliates of our Manager, and there is significant potential for conflict of interest between these persons and our Company and its stockholders.

Our Board of Directors will be controlled by affiliates of our Manager. The very same reports and other information used by our Board of Directors to evaluate the performance of our Manager are prepared by the same Manager, and there is no independent review of the information provided by Manager.

Termination of our Management Agreement, even for poor performance, could be difficult and costly, including as a result of termination or incentive fees, and may cause us to be unable to execute our business plan.

Termination of our Management Agreement without cause, even for poor performance, could be difficult and costly. We may generally terminate our Manager for “cause” (as defined in our Management Agreement, which appears and an exhibit to the Offering Statement of which this Offering Circular forms a part); provided, however, that, if we are terminating due to a “change of control” of our Manager, a majority of our Directors must determine such change of control is materially detrimental to us prior to any termination.

If we terminate the Management Agreement without cause or in connection with an internalization, or if the Manager terminates the Management Agreement because of a material breach thereof by us or as a result of a change of control of our Company, we must pay our Manager a termination fee payable in cash or, in connection with an internalization, acquire our Manager at an equivalent price, which may include a contribution of the Manager’s assets in exchange for shares of our Common Stock or other tax-efficient transaction.

The termination fee, if any, will be equal to three times the sum of the management fee and incentive fee earned, in each case, by our Manager during the 12-month period prior to such termination, plus any unreimbursed organization fess, acquisition fees, and maintenance fees, calculated as of the end of the most recently completed fiscal quarter.  These provisions may substantially restrict our ability to terminate the Management Agreement without cause and would cause us to incur substantial costs in connection with such a termination. Furthermore, in the event that our Management Agreement is terminated, with or without cause, and we are unable to identify a suitable replacement to manage us, our ability to execute our business plan could be adversely affected.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our Board of Directors, and subject to our investment guidelines, our Manager makes all decisions with respect to the management of our Company. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing our Company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our investments will be carried at estimated fair market value as determined by our Manager and there may be uncertainty as to the value of these investments.

Substantially all of our Investments are illiquid and not publicly traded.  To determine the Net Asset Value of our Company, our Manager estimates the fair market value of our assets on a quarterly basis.

Because such valuations are inherently uncertain, our Company value may fluctuate over short periods of time, and may be based on numerous estimates and assumptions, our determinations of fair market value of our investments are inherently speculative and subject to errors. The value of our Common Stock could be adversely affected if our determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal.

We may incur losses as a result of ineffective risk management processes and strategies.

Transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Board of Directors will be controlled by affiliates of our Manager.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Prospective Investors in this offering do not have preemptive rights to any shares we issue in the future.

Under our Charter, we have authority to issue additional shares of Common Stock or other securities, although, under Regulation A, we are only allowed to sell up to $75 million of our shares in any 12-month period (although we may raise capital in other ways).

In particular, our Charter authorizes, subject to the restrictions of Regulation A and other applicable securities laws, the issuance of up to 100,000,000 shares of stock and to fix the number of shares by resolution authorizing the issuance of such shares, without stockholder approval.

After your purchase in this offering, our Manager may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings; or, (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation.

To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Our Manager is authorized to incur debt, and such debt may have consequences to holders of shares of our Common Stock.

We may incur debt in the future to finance our operations. Such debt could result in important consequences to holders of our Common Stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

We, through our Manager, are often required to make a number of judgments in applying accounting policies, and different estimates and assumptions in the application of these policies could result in changes to our reporting of financial condition and results of operations.

Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables.  Often these estimates require the use of market data values that may be difficult to assess, as well as estimates of future performance or receivables collectability that may be difficult to accurately predict.  While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material changes to our financial condition and results of operations.

Risks Related to Our Organization and Corporate Structure

Our Charter permits our Board of Directors to issue shares with terms that may subordinate the rights of Common Stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our Charter permits our Board of Directors and the Company to issue up to 100,000,000 shares of Common Stock. Certain shares of Common Stock issued following this offering may have terms preferential to those of holders of shares issued in this offering.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our Manager are limited.

Maryland law provides that a Director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our Charter, in the case of our Directors, Officers, employees and agents, and the Management Agreement, in the case of the Manager, require us to indemnify our directors, officers, employees and agents and the Manager and its affiliates for actions taken by them in good faith and without negligence or misconduct.

Additionally, our Charter limits the liability of our Directors and Officers for monetary damages to the fullest extent permitted under Maryland law. Although our Charter does not allow us to exonerate and indemnify our Directors and Officers to a greater extent than permitted under Maryland law, we and our stockholders may have more limited rights against our Directors, Officers, employees and agents, and our Manager and its affiliates, than might otherwise exist under common law, which could reduce our investor’s and our recovery against them. In addition, while we have a director and officers’ liability policy, we may be obligated to fund the defense costs incurred by our Directors, Officers, employees and agents or the Manager in some cases which would reduce the cash available for distributions.

In the future, we may elect to become a reporting company under the Exchange Act, which could lead to increased reporting requirements.

We are not currently a public reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but we may elect to become a public reporting company in the future or be required to become a public reporting company based on the number of stockholders in our Company or other factors. We are required to make periodic reports as laid out in “Summary Of Offering - The Offering - Tier 2 Reporting Requirement.”

If we choose to become a public reporting company or are required to become a public reporting company, we would be required to comply with certain public company reporting requirements, including filing reports on Form 10-K, 10-Q, and 8-K. However, while we are still a Tier 2 Regulation A offering, our Forms 1-SA, 1-K, and 1-U are a lower reporting requirement and require less disclosure than Forms 10-K and 8-K. These increased reporting requirements could lead to more significant legal, accounting and other expenses.

Risks Related to Conflicts of Interest

The Management Agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers, including a majority of our Directors, are executives of our Manager. Our Management Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with the Manager and its affiliates.

We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There are numerous conflicts of interest between our interests and the interests of our Manager and its respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with our Manager, purchase or sale of properties, including from or to investment entities affiliated with our Manager, and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include, but are not limited to:

•	Competition for the time and services of personnel that work for us and our affiliates;

•	Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and other Investments, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;

•	The possibility that if we acquire properties from investment entities affiliated with our Manager or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;

•	The possibility that our Manager will face conflicts of interest, some of whose officers are also our officers and two of whom are directors of ours, resulting in actions that may not be in the long-term best interests of our stockholders;

•	Our Manager has considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions;

•	The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions; and,

•	The possibility that the competing demands for the time of our Manager, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest between us and our Manager could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

Our executive officers have interests that may conflict with the interests of stockholders.

Our executive officers are also affiliated with, or are executive and/or senior Officers of, our Manager and its affiliates. These individuals may have personal and professional interests that conflict with the interests of our stockholders with respect to business decisions affecting us.

Our Manager and its affiliates, including our officers, some of whom are also our Directors, face conflicts of interest caused by their ownership of our Manager and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

Our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor.

Conflicts caused by our Manager may severely curtail our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

Our Management Agreement provides that our Manager will not sponsor or manage any new real estate entity or program during the period of this offering and until all net proceeds of this offering have been invested; provided, however, our Manager will continue to advise its pre-existing programs, DHI Holdings, LP, DDH Fund, LP and DHI Fund, LP, who may have deployable capital and compete with us for investment opportunities sourced by our Manager.

Our Manager may, without stockholder consent unless otherwise required by law, determine that we should merge or consolidate through a merger, acquisition, share exchange or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such entities.

If we acquire properties from entities owned or sponsored by affiliates of our Manager, through a merger, acquisition, exchange offer or other transaction or otherwise, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third party.

As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire Investments from investment entities affiliated with our Manager or affiliates or our Manager.

Our Manager, and the personnel it provides are not exclusively dedicated to management of our business.

If the competing demands for the time of our Manager, its key personnel, its affiliates and our Officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We have not adopted any specific conflicts of interest policies, and, therefore, other than in respect of the restrictions placed on our Manager in the Management Agreement, we will be reliant upon the good faith of our Manager, officers and directors in the resolution of any conflict.

We do not have a policy that expressly restricts any of our Directors, Officers, stockholders or affiliates, including our Manager and its officers and employees, from having a pecuniary interest in an investment in, or from conducting, for their own account, business activities of the type we conduct. This may mean that our ability to access the best investments may be curtailed, which could result in greater than expected operating expense, losses and reduced distributions to our stockholders.

Risks Related to Investing in Real Estate

Our real estate investments are subject to risks particular to real property.

Real estate investments are subject to risks particular to real property, including:

•	Adverse changes in national and local economic and market conditions, including the credit and securitization markets;

•	Changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	Takings by condemnation or eminent domain;

•	Real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;

•	The perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;

•	Competition from comparable properties;

•	The occupancy rate of our properties;

•	The ability to collect all rent from tenants on a timely basis;

•	The effects of any bankruptcies or insolvencies of major tenants;

•	The expense of re-leasing space;

•	Changes in interest rates and in the availability, cost and terms of mortgage funding;

•	The impact of present or future environmental legislation and compliance with environmental laws;

•	Acts of war or terrorism, including the consequences of terrorist attacks;

•	Acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses; and,

•	Cost of compliance with the Americans with Disabilities Act.

If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

The market for real estate investments is highly competitive.

Identifying attractive real estate investment opportunities, particularly in the single, multi-family residential, as well as mixed-use residential commercial properties, is difficult and involves a high degree of uncertainty.  Furthermore, the historical performance of a particular property or market is not a guarantee or prediction of the properties’ or market’s future performance.  There can be no assurance that we will be able to locate suitable acquisition opportunities in our target markets, achieve its investment goal and objectives, or fully deploy for investment the net proceeds of this offering.

Because of the recent growth in demand for real estate investments, there may be increased competition among investors to invest in the same asset classes as the Company.  This competition may lead to an increase in the investment prices or otherwise less favorable investment terms.  If this situation occurs with a particular Investment, our return on that Investment is likely to be less than the return it could have achieved if it had invested at a time of less investor competition for the Investment.  For this and other reasons, the Manager is under no restrictions concerning the timing of Investments.

Real estate investments are not as liquid as other types of assets, which may reduce economic returns to our stockholders.

Real estate investments are not as liquid as other types of investments.  The market for the sale of residential real estate properties can vary greatly and it may take a significant amount of time for us to sell any particular property on favorable terms, if at all.  As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in real estate-related assets can be speculative.

Investments in real estate-related assets can involve speculative risks and always involve substantial risks.  No assurance can be given that the Manager will be able to execute the investment strategy or that stockholders in the Company will realize their investment objectives. No assurance can be given that our stockholders will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the Company.  For this reason, each prospective purchaser of shares of our Common Stock should carefully read this Offering Circular and all exhibits to this Offering Circular. All such persons or entities should consult with their attorney or business advisor prior to making an investment.

Our Investments may be concentrated.

We expect to diversify our Investments, and do not expect to concentrate on any single Investment.  However, our investments may nonetheless result in significant concentration in a single Investment, especially in our initial stages of operation, or in a group of Investments in one or more target markets. If such an Investment experienced a material adverse event, or if Investments in a particular target market experienced material adverse event specific to that particular market, the Company and our stockholders would likely be significantly and adversely affected.

We will likely receive limited representations and warranties from sellers.

Investments will likely be acquired with limited representations and warranties from the seller regarding the condition of the Investment, the status of leases, the presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters affecting the use, ownership and enjoyment of the Investment.  As a result, if defects in an Investment or other matters adversely affecting an Investment are discovered, we may not be able to pursue a claim for damages against the seller of the Investment.  The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Investments.

We may be subject to the risk of liability and casualty loss as the owner of an Investment.

It is expected that the Manager will maintain or cause to be maintained insurance against certain liabilities and other losses for an Investment, but the insurance obtained will not cover all amounts or types of loss. There is no assurance that any liability that may occur will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss.

There are certain categories of loss that may be or may become uninsurable or not economically insurable, such as earthquakes, floods and hazardous waste. Further, if losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the affected Investment may be substantially impaired.  It is possible that we will acquire an Investment with known or unknown environmental problems that may adversely affect our Investments.

Risk of Criminal Transfer of Title.

Someone could criminally and fraudulently try to transfer title to a property we own to another person or entity. This would require us to engage in lengthy and costly civil litigation and criminal investigation. Further, these criminal and civil actions could fail and we could lose the investment because of the fraud. Further, even if we succeed on the civil action and get back possession of the property, we may be unable to recover our costs from the criminal party or any other person.

As a result, we could lose an entire property, or considerable expense in regaining possession of the property.  The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of the Investments.

We could be exposed to environmental liabilities with respect to Investments to which we take title.

In the course of our business, and taking title to properties, we could be subject to environmental liabilities with respect to such properties.  In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property.  The costs associated with investigation or remediation activities could be substantial.  If we become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property.  These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property.

There may be environmental problems associated with our properties which we were unaware of at the time of acquisition.  The presence of hazardous substances may adversely affect our ability to sell real estate, including the affected property, or borrow using real estate as collateral.  The presence of hazardous substances, if any, on our properties may cause us to incur substantial remediation costs and potential costs of indemnification in the case of properties we sell or rent to others, thus harming our financial condition.  The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Discovery of previously undetected environmentally hazardous conditions, including mold or asbestos, may lead to liability for adverse health effects and costs of remediating the problem could adversely affect our operating results.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims related to any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our security holders.

Properties may contain toxic and hazardous materials.

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances.  This liability is without regard to fault for, or knowledge of, the presence of such substances.  A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property.  Similar liability may occur under applicable state law.  If any hazardous materials are found within an Investment that are in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs.  This potential liability will continue after we sell the Investment and may apply to hazardous materials present within the Investment before we acquired such Investment.  If losses arise from hazardous substance contamination which cannot be recovered from a responsible party, the financial viability of that property may be substantially affected.  It is possible that we will acquire an Investment with known or unknown environmental problems which may adversely affect us.

Properties may contain mold.

Mold contamination has been linked to a number of health problems, resulting in recent litigation by tenants seeking various remedies, including damages and ability to terminate their leases.  Originally occurring in residential property, mold claims have recently begun to appear in commercial properties as well.  Several insurance companies have reported a substantial increase in mold-related claims, causing a growing concern that real estate owners might be subject to increasing lawsuits regarding mold contamination.  No assurance can be given that a mold condition will not exist at one or more of our Investments, with the risk of substantial damages, legal fees and possibly loss of tenants. It is unclear whether such mold claims would be covered by the customary insurance policies to be obtained for us.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.

Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.  These market and economic challenges include, but are not limited to, the following:

•	any future downturn in the U.S. economy and the related reduction in spending, reduced home prices and high unemployment could result in tenant defaults under leases, vacancies at our office, industrial, retail or multifamily properties, and concessions or reduced rental rates under new leases due to reduced demand;

•	the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for apartment units in our target markets; and,

•	the failure of the real estate market to attract the same level of capital investment in the future that it attracts at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing significantly below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted.  Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

We may be adversely affected by unfavorable economic changes in the specific geographic areas where our Investments are concentrated.

We expect that our Investments will be concentrated in target states where affiliates of the Manager have conducted significant business in the past, namely the States of Texas, California, Pennsylvania, New Jersey, Tennessee, Idaho and Florida. We expect that initially, most, if not substantially all, of our Investments will be located in these states. Adverse conditions (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) in the areas where our Investments are located and/or concentrated, including any cities or towns within such target States, and local real estate conditions (such as oversupply of, or reduced demand for, office, industrial, retail or multifamily properties) may have an adverse effect on the value of our Investments. A material decline in the demand or the ability of tenants to pay rent, or the general market for sales of homes and multi-family properties in such geographic areas may result in a material decline in our cash available for distribution to our stockholders.

Inflation may adversely affect our financial condition and results of operations.

Increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations.  During times when inflation is greater than increases in rent, the contracted rent increases called for under our leases may be unable to keep pace with the rate of inflation.  Additionally, substantial inflationary pressures and increased costs may have an adverse impact on our tenants, which may adversely affect the ability of our tenants to pay rent.

Our success is materially dependent on attracting qualified tenants.

We will not collect revenue for a property while it is vacant, and we will be responsible for all utility costs and maintenance services until we are able to lease it.  Most of our properties will be occupied by only one family and our success is dependent on the financial stability of these tenants in the aggregate.  If we cannot rent our properties or our tenants default on our leases or fail to comply with the terms of our leases, our operations, financial performance, and the quality and value of our properties could be negatively impacted.

We may not be able to re-lease or renew leases at the Investments held by us on terms favorable to us or at all.

We are subject to risks that upon expiration or earlier termination of the leases for our properties that such properties may not be re-leased or, if re-leased, the terms of the renewal or re-leasing (including the costs of required renovations or concessions to tenants) may be less favorable than current lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by an Investment.  If we are unable to re-lease or renew leases for all or substantially all of our Investments, or if the rental rates upon such renewal or re-leasing are significantly lower than expected, and if our reserves for these purposes prove inadequate, or if we are required to make significant renovations or concessions to tenants as part of the renewal or re-leasing process, we will experience a reduction in net income and may be required to reduce or eliminate distributions to our stockholders.

The bankruptcy, insolvency or diminished creditworthiness of our tenants under their leases or delays by our tenants in making rental payments could seriously harm our operating results and financial condition.

We will lease our properties to tenants, and we receive rents from our tenants during the terms of their respective leases. A tenant’s ability to pay rent is often initially determined by the creditworthiness of the tenant and the income of the tenant. However, if a tenant’s credit deteriorates or a tenant’s income deteriorates, the tenant may default on its obligations under its lease and the tenant may also become bankrupt.  The bankruptcy or insolvency of our tenants or other failure to pay is likely to adversely affect the income produced by our real estate investments.  Any bankruptcy filings by, or relating to, one of our tenants could bar us from collecting pre-bankruptcy debts from that tenant or its property, unless we receive an order permitting us to do so from the bankruptcy court.  A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. If a tenant files for bankruptcy, we may not be able to evict the tenant solely because of such bankruptcy or failure to pay.  A court, however, may authorize a tenant to reject and terminate its lease with us. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In addition, certain amounts paid to us within 90 days prior to the tenant’s bankruptcy filing could be required to be returned to the tenant’s bankruptcy estate.  In any event, it is highly unlikely that a bankrupt or insolvent tenant would pay in full amounts it owes us under its lease. In other circumstances, where a tenant’s financial condition has become impaired, we may agree to partially or wholly terminate the lease in advance of the termination date in consideration for a lease termination fee that is likely less than the agreed rental amount. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages.  Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims, which would harm our financial condition.

We could be adversely affected by various facts and events related to our Investments over which we have limited or no control.

We could be adversely affected by various facts and events over which we have limited or no control, such as:

•	oversupply of space and changes in market rental rates;

•	economic or physical decline of the areas where the Investments are located; and,

•	deterioration of the physical condition of our Investments.

Negative market conditions or adverse events affecting our existing or potential tenants, or the industries in which they operate, could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, any of which could adversely affect our financial condition.

An uninsured loss or a loss that exceeds the policies on our Investments could subject us to lost capital or revenue on those properties.

Under the terms and conditions of the leases expected to be in force on our Investments, tenants are generally expected to be required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the Investments, except for claims arising from the negligence or intentional misconduct of us or our agents.

Additionally, tenants are generally expected to be required, at the tenants’ expense, to obtain and keep in full force during the term of the lease, “Renter’s” insurance policies.  Insurance policies for property damage are generally expected to be in amounts not less than the full replacement cost of the improvements less slab, foundations, supports and other customarily excluded improvements and insure against all perils of fire, extended coverage, vandalism, malicious mischief and special extended perils (“all risk,” as that term is used in the insurance industry).

Insurance policies are generally expected to be obtained by the tenant providing coverage in varying amounts.  These policies may include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the properties and all of their appurtenant areas. To the extent that losses are uninsured or underinsured, we could be subject to lost capital and revenue on those Investments.

Significant restrictions on transfer and encumbrance of Investments are expected.

The terms of any mortgage or other debt financing for an Investment are expected to prohibit the transfer or further encumbrance of that Investment or any interest in that Investment except with the lender’s prior consent, which consent each lender is expected to be able to withhold.  The relative illiquidity of the Investments may prevent or substantially impair our ability to dispose of an Investment at times when it may be otherwise advantageous for us to do so.  If we were forced to immediately liquidate some or all of our Investments, the proceeds are likely to result in a significant loss, if such a liquidation is possible at all.

We may experience delays in the sale of an Investment.

Should we need to dispose of an Investment, it may not be possible to sell any or all of our Investments at a favorable price, or at all, in such a time frame.  If we are unable to sell our Investments in the time frames or for the prices anticipated, our ability to make distributions to you may be materially delayed or reduced, you may not be able to get a return of capital as expected or you may not have any liquidity.

Risks Associated with Debt Financing

We expect to use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other Investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt.  For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under GAAP.

High debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders.

Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you.  In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.  In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited.

Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Manager. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

Lenders may be able to recover against our other Investments under our mortgage loans.

In financing our acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the Investment securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the Investment securing the loan are insufficient to fully repay it.  Also, in order to facilitate the sale of an Investment, we may allow the buyer to purchase the Investment subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim was made against us under a “bad boy” carve-out guaranty following foreclosure on mortgages or related loan, and such claim were successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Interest rates have increased and may further increase harming borrowers and real estate markets and our ability to finance purchases.

Interest rates have been increasing recently. Based on historical interest rates, current interest rates are still relatively low and, as a result, it is likely that the interest rates available for future real estate loans and refinances will be higher than the current interest rates for such loans, which may have a material and adverse impact on the Company and our Investments. If there is an increase in interest rates, any debt servicing on Investments could be significantly higher than currently anticipated, which would reduce the amount of cash available for distribution to the stockholders. Also, rising interest rates may affect the ability of the Manager to refinance an Investment. Investments may be less desirable to prospective purchasers in a rising interest rate environment and their values may be adversely impacted by the reduction in cash flow due to increased interest payments.

We may use floating rate, interest-only or short-term loans to acquire Investments

The Manager has the right, in its sole discretion, to negotiate any debt financing, including obtaining: (i) interest-only; (ii) floating rate; and/or, (iii) short-term loans to acquire Investments. If the Manager obtains floating rate loans, the interest rate would not be fixed but would float with an established index (probably at higher interest rates in the future). No principal would be repaid on interest-only loans. Finally, we would be required to refinance short term loans at the end of a relatively short period. The credit markets have recently been in flux and are experiencing a malaise. No assurance can be given that the Manager would be able to refinance with fixed-rate permanent loans in the future, on favorable terms or at all, to refinance the short-term loans. In addition, no assurance can be given that the terms of such future loans to refinance the short-term loans would be favorable to the Company.

We may use leverage to make Investments

The Manager, in its sole discretion, may leverage the Investments. As a result of the use of leverage, a decrease in revenues of a leveraged Investment may materially and adversely affect that Investment’s cash flow and, in turn, our ability to make distributions. No assurance can be given that future cash flow of a particular Investment will be sufficient to make the debt service payments on any borrowed funds for that Investment and also cover operating expenses. If the Investment’s revenues are insufficient to pay debt service and operating expenses, we would be required to use net income from other Investments, working capital or reserves, or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms acceptable to us.

Leveraging an Investment allows a lender to foreclose on that Investment

Lenders to an Investment, even non-recourse lenders, are expected in all instances to retain the right to foreclose on that Investment if there is a default in the loan terms. If this were to occur, we would likely lose our entire investment in that Investment.

Lenders may have approval rights with respect to an encumbered Investment

A lender to an Investment will likely have numerous other rights, which may include the right to approve any change in the property manager for a particular Investment.

Availability of financing and market conditions will affect the success of the Company

Market fluctuations in real estate financing may affect the availability and cost of funds needed in the future for Investments. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Investments and our ability to execute its investment goals.

Risks Related to Compliance and Regulation

We are offering our Common Stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Common Stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Common Stock less attractive to investors as compared to a traditional initial public offering.  This may make an investment in our Common Stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.

In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Common Stock, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our Common Stock.

Our use of Form 1-A and our reliance on Regulation A for this Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected. Investors are cautioned not to confuse an offering proffered under Form S-11 with this Regulation A offering, which uses Form 1-A, but relies on the disclosure requirements established by Form S-11.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer.  We believe we have the necessary framework in place. However, internal controls have inherent limitations.  Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls.  However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP.

We may not be successful in availing ourselves of an exemption under the Investment Company Act, and even if we are successful, the exemption would impose limits on our operations, which could adversely affect our operations.

Even though we intend to conduct our operations so that we will not be required to register as an investment company under the Investment Company Act, the Commission may disagree with our approach. Consequently, the Commission may require us to register under the Investment Company Act thus requiring us to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.  We have not asked the Staff of the Commission for confirmation of our analysis under the Investment Company Act.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions.

The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies.

It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures.  Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our Common Stock to comply with such legislation and/or regulations.

We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the Commission.

In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, our Common Stock may be refused.  We will not have the ability to reject a transfer of our Common Stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Charter, are satisfied.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant.  The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors.  Because we are relying on this exemption, we will not accept investments from benefit plan investments over 25% of the value of any class of equity interest.  If repurchases of shares cause us to go over 25%, we may repurchase shares of benefit plan investors without their consent until we are under the 25% limit. See the section of this Offering Circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” the Dodd-Frank Wall Street Reform and Consumer Protection Act, new Commission regulations and stock exchange rules and state blue sky laws, regulations and filing requirements, are creating uncertainty for companies such as ours. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity.  As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Risks Related to Our Taxation as a REIT

Our failure to continue to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes.  Our continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis.  Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals or market evaluations.

If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income.  Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution.

Unless entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions.  As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Common Stock. Even if we qualify as a REIT, we may be subject to the corporate alternative minimum tax on our items of tax preference if our alternative minimum taxable income exceeds our taxable income.

Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We have elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2019. We believe that we have and will continue to operate in a manner qualifying us as a REIT commencing with our taxable year ended December 31, 2019, and intend to continue to so operate.

However, we cannot assure you that we will remain qualified as a REIT.

Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and,

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Common Stock. See “U.S. Federal Income Tax Considerations” for a discussion of material federal income tax consequences relating to us and our Common Stock.

REIT distribution requirements could adversely affect our liquidity.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales.  To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains.

In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our net taxable income including any realized net capital gain.  We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives.

Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments.  The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

Further, amounts distributed will not be available to fund investment activities.  We expect to fund our investments by raising equity capital and through borrowings from financial institutions and the debt capital markets.  If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our Common Stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.

In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we remain qualified as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the Internal Revenue Service (“IRS”) may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

The stock ownership limit imposed by the Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year.  Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year for each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.

Unless exempted by the Board of Directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock.  The Board of Directors may not grant such an exemption to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock, would result in the termination of our status as a REIT.  These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is 20%.  Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income.  The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Common Stock.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax.  In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our prior property dispositions qualified for the safe harbor, and we cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to remain qualified as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

We may be unable to generate sufficient revenue from operations, operating cash flow or portfolio income to pay our operating expenses, and our operating expenses could rise, diminishing our ability and to pay distributions to our stockholders.

As a REIT, we are generally required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and not including net capital gains, each year to our stockholders. To qualify for the tax benefits accorded to REITs, we intend to continue to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments.

However, our ability to make distributions may be adversely affected by the risk factors described herein. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, the size of our investment portfolio, operating expense levels, and certain restrictions imposed by Maryland law.

Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions to our stockholders. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay annual distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board of directors may deem relevant from time to time.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our Common Stock.

At any time, the U.S. federal income tax laws governing REITs, or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

Risks Related to an Absence of a Market for our Common Stock

The offering price of our shares is not established on an independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of our shares, the value of our shares has been, and will be, based upon a number of assumptions that may not be accurate or complete.

Our Manager established the initial offering price of our shares on an arbitrary basis. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

The per share purchase price in this offering is adjusted by our Manager at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter) and will equal the NAV per share. Investors will pay the most recent publicly announced purchase price as of the date of their subscription. Estimates of our NAV per share are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. In addition, the price you pay for your shares in this offering may be more or less than stockholders who acquire their shares in the future.

You are limited in your ability to sell your Common Stock pursuant to our share repurchase program. You may not be able to sell any of your shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

We intend to establish a redemption program, which may provide you an opportunity to sell your shares back to us. We anticipate that our shares may be repurchased by us on a semi-annual basis, and stockholders may ask us to repurchase up to 25% of their shares while this Offering is ongoing.

Our share redemption program contains certain restrictions and limitations, including those relating to the number of our shares that we can repurchase at any given time and limiting the repurchase price.

Specifically, our redemption plan limits redemptions to a maximum of:

•	10.0% of the weighted average number of shares of Common Stock outstanding during the prior calendar year, during the first 2 years of our fund;

•	8.0% of the weighted average number of shares of Common Stock outstanding during the prior calendar year, during years 3-5 of our fund; and,

•	5.0% of the weighted average number of shares of Common Stock outstanding during the prior calendar year, for years 6 and above of our fund.

Accordingly, we intend to limit the number of shares to be redeemed during any calendar half to 5.0%, 4.0%, and, 2.5%, respectively, of the shares of Common Stock outstanding, with excess capacity carried over to the later semi-annual period of that year but not farther.

However, as we intend to make real estate investments of varying terms and maturities, our Board of Directors may elect to increase or decrease the number of shares of Common Stock available for redemption in any given semi-annual period, as these real estate assets are paid off or sold, but in no event will we redeem more than 10.0%, 8.0%, and 5%, respectively, during any calendar year.

During the period that this offering is ongoing, all stockholders who have held their shares for at least six months may request that we repurchase up to 25% of their shares semi-annually, up to the aggregate semi-annual and annual limitations discussed above. If we receive redemption requests that exceed the semi-annual limitation, we will accept redemption requests on a pro-rata basis.

Upon conclusion of this offering, shares may be repurchased by us on a semi-annual basis as cash flows are available as determined by our Manager. In addition, following the conclusion of this offering, our Manager will reserve the right to reject any share repurchase request for any reason or no reason or to amend or terminate the share redemption program by filing an offering circular supplement.  Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share redemption program, and you may not be able to sell any of your shares of Common Stock back to us pursuant to the share redemption program.  Moreover, if you do sell your shares of Common Stock back to us, it is unlikely that you will receive the same price you paid for the shares of Common Stock being repurchased.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

When necessary, we intend to complete a transaction providing liquidity to holders in the future, although we are not required to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, including a portfolio sale.

If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set period of time.  If we adopt a plan of liquidation or portfolio sale, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future.  We cannot guarantee that we will be able to liquidate any or all assets.

After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated.  If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Shares of our Common Stock will have limited transferability and liquidity.

While we intend to pursue listing on an alternative exchange and once our size permits a listing on a registered national exchange, a market may not develop for our shares. Initially stockholders cannot expect to be able to liquidate their investment in case of an emergency. Further, the sale of the shares may have adverse federal income tax consequences.

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our Charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our capital stock or 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock unless exempted (prospectively or retroactively) by our Board of Directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

You may be restricted from acquiring or transferring certain amounts of our Common Stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our Charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help ensure that we meet these tests, among other purposes, our Charter restricts the acquisition and ownership of shares of our capital stock.

Our Charter, with certain exceptions, authorizes our Directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively by our Board of Directors, our Charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock. Our Board of Directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our Board of Directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

Risk Related to the Possibility that a Market May Develop

Future sales of shares of our Common Stock in a public market or the issuance of other equity may adversely affect the market price of our Common Stock.

Sales of a substantial number of shares of Common Stock or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

The price of our Common Stock may fluctuate significantly if a trading market for our shares develops.

If a trading market develops, our trading price of our Common Stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, or FFO, cash flows, liquidity or distributions;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry or sector in which we operate;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of companies similar to us;

•	adverse market reaction to any securities we may issue or additional debt it incurs in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	continuing high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included herein; and,

•	general market and economic conditions.

An increase in market interest rates may have an adverse effect on the market price of our Common Stock and our ability to make distributions to its stockholders.

One of the factors that investors may consider in deciding whether to buy or sell shares of our Common Stock is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on shares of Common Stock or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our Common Stock.

For instance, if interest rates rise without an increase in our distribution rate, the market price of shares of our Common Stock could decrease because potential investors may require a higher distribution yield on shares of our Common Stock as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its ability to service our indebtedness and make distributions to our stockholders.

Other Risk Factors to Consider

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

•	your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•	your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will impair the liquidity of the Benefit Plan;

•	your investment will produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our stock; and,

•	your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified, and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in shares of our Common Stock.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our Common Stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•	part of the income and gain recognized by a tax-exempt investor with respect to our stock will constitute unrelated business taxable income if such investor incurs debt in order to acquire our Common Stock; and,

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “U.S. Federal Income Tax Considerations - Taxation of Tax-Exempt Stockholders.”

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Florida, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in Hillsborough County, Florida, for the purpose of any suit, action or other proceeding arising out of, or based upon, the subscription agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.   Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

We have been and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Company’s shares and investor demand for shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

The real estate market has experienced difficulties due to the pandemic, including a decrease and fluctuation in rental income and cancelations of public property auctions. While cancellation of existing client contracts due to pandemic-related financial hardship has not occurred to date, some negotiations for expected contracts were delayed or frozen for an indeterminate time, which has had and is expected to have a material effect on the Company’s forecasted revenues.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled “Credit Cards and Investments – A Risky Combination,” which explains these and other risks you may want to consider before using a credit card to pay for your investment.

DETERMINATION OF OFFERING PRICE

Determination of Offering Price

Initial Offering Price

The initial offering price of $10.00 per share was arbitrarily determined by our Manager. Beginning in 1Q 2020, we have adjusted the offering price 11 times, in accordance with the below adjustment schedule. The current price per share and the offering price has been calculated at $18.52 as of Q3 2021. On March 29, 2021, we began filing SEC supplements to our Offering Circular to disclose these adjustments to the offering price per share.

Adjustments to Offering Price

We adjust the per share offering price every fiscal quarter as of January 1, April 1, July 1 and October 1 of each year (or as soon as commercially reasonable and announced by us thereafter) based on the three previous months. As an example, when we close our books in December, in January, we calculate the new share price based on the previous three months. This new share price becomes effective on February 1 and continues for three months (e.g., February, March, and April). Since the initial qualification of our offering on November 19, 2019, the per share purchase price has been adjusted as follows:

•	As of December 31, 2019, our net asset value was $740,316.52, and the outstanding number of shares was 66,852. This gave us a Determined Share Value of $11.07, which became the new selling price per share as of February 1, 2020.

•	As of March 31, 2020, our net asset value was $5,328,200.53, and the outstanding number of shares was 466,439. This gave us a Determined Share Value of $11.42, which became the new selling price per share as of May 1, 2020.

•	As of June 30, 2020, our net asset value was $6,044,631.00, and the outstanding number of shares was 503,465. This gave us a Determined Share Value of $12.01, which became the new selling price per share as of August 1, 2020.

•	As of September 30, 2020, our net asset value was $7,649,560.33, and the outstanding number of shares was 559,775. This gave us a Determined Share Value of 13.67, which became the new selling price per share as of November 1, 2020.

•	As of December 31, 2020, our net asset value was $7,838,273, and the outstanding number of shares was 550,659. This gave us a Determined Share Value of $14.23, which became the new selling price per share as of February 1, 2021.

•	As of March 31, 2021, our net asset value was $10,979,722, and the outstanding number of shares was 700,883. This gave us a Determined Share Value of $15.66, which became the new selling price per share as of May 1, 2021.

•	As of June 30, 2021, our net asset value was $15,148,659 and the outstanding number of shares was 924,483. This gave us a Determined Share Value of $16.39, which became the new selling price per share as of August 1, 2021.

•	As of September 30, 2021, our net asset value was $27,275,115, and the outstanding number of shares was 1,472,817. This gave us a Determined Share Value of 18.52, which will become the new selling price per share as of November 1, 2021.
•	As of December 31, 2021 our net asset value was $34,274,048.85 and the outstanding number of shares was 1,779,828. This gave us a Determined Share Value of $19.26, which became the new selling price per share as of February 17, 2022.
•	As of March 31, 2022 our net asset value was $51,057,997.31 and the outstanding number of shares was 2,548,577. This gave us a Determined Share Value of $20.03, which became the new selling price per share as of June 21, 2022.
•	As of June 30, 2022 our net asset value was $61,854,911.83 and the outstanding number of shares was 2,964,914. This gave us a Determined Share Value of $20.86, which became the new selling price per share as of July 25, 2022.
•	As of September 30, 2022 our net asset value was $66,709,889.50 and the outstanding number of shares was 3,001,817. This gave us a Determined Share Value of $22.22, which became the new selling price per share as of October 27, 2022.

The adjusted share price will be the Determined Share Value (the quotient of the Company’s net asset value divided by shares outstanding). See “-- Calculation of Net Asset Value” below for an explanation of our methodology.

The following table demonstrates the components of our NAV calculations:

RAD DIVERSIFIED REIT INC

BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

ASSETS
Total Cash on Hand	$2,568,634.43
Total Accounts Receivable	$4,405,627.69
Other Current Assets
DEALMAKER HOLDBACKS RECEIVABLE	194,910.24
DEPOSITS - FARM	67,130.47
Total DEPOSITS WITH VENDORS	$232,608.26
IMPOUND ACCOUNTS	463.02
Total INVENTORY - LIVESTOCK	$134,050.00
LOANS TO SHAREHOLDERS	4,000.00
METAVERSE ASSETS	201,786.72
Total NOTES RECEIVABLE	$8,262,538.74
Payroll Advance	28,920.24
Total RECEIVABLE FROM AFFILIATES	$5,114,036.48
REHAB HOLDBACKS RECEIVABLE	2,582,087.07
RIGHT TO USE OF ASSET	695,514.31
SECURITY EQUIPMENT	124,150.00
TIMBER	900,000.00
Uncategorized Asset	66,760.13
Total Other Current Assets	$18,608,955.68
Total Current Assets	$25,583,217.80
Fixed Assets
Total ACCUMULATED DEPRECIATION	$-184,308.00
Total Farm Equipment	$163,627.15
Total Investment Properties	$71,962,929.80
OFFICE EQUIPMENT	226,762.28
TENANT IMPROVEMENTS	11,040.44
Total Fixed Assets	$72,180,051.67
Total Other Assets	$409,812.50
TOTAL ASSETS	$98,173,081.97

Liabilities
Current Liabilities
Total Accounts Payable	$3,325,346.30
Other Current Liabilities
ALLOWANCES FOR LIABILITIES UNDER DISPUTE	194,250.00
DIRECTORS FEES PAYABLE	-0.02
INVESTMENT FUNDS HELD IN ESCROW	123,189.76
JV BUYIN DEPOSITS	944,649.87
JV FUNDS HELD FOR REHAB EXPENSES	475,482.77
JV RENTS PAYABLE	-20,977.63
LEASE LIABILITY	697,153.54
OVERPAYMENTS RECEIVED	-1,950.00
Payroll Liabilities	$482,617.43
PREPAID RENTS	16,143.58
Private HML	4,683,085.80
SHAREHOLDER DISTRIBUTIONS PAYABLE	960,243.61
Total Other Current Liabilities	$8,553,888.71
Total Current Liabilities	$11,879,235.01
Long-Term Liabilities
HARD MONEY LOANS	22,186,135.08
Notes Payable	2,231,825.05
Total Notes Payable	$2,231,825.05
SECURITY DEPOSITS	21,975.00
Total Long-Term Liabilities	$24,439,935.13
Total Liabilities	$36,319,170.14
Equity
Retained Earnings	9,172,993.57
SHAREHOLDERS' EQUITY
Total SHAREHOLDERS' EQUITY	47,801,426.73
Net Income	4,879,491.53
Total Equity	$61,853,911.83
TOTAL LIABILITIES AND EQUITY	$98,173,081.97

TOTAL ASSETS	$98,173,081.97
(LESS) TOTAL LIABILITIES	$36,319,170.14
(EQUALS) TOTAL EQUITY (AKA NET ASSET VALUE)	$61,853,911.83

NET ASSET VALUE	$61,853,911.83
(DIVIDED BY) OUTSTANDING SHARES	2,964,914
(EQUALS) NET ASSET VALUE PER SHARE (AKA DERIVED SHARE VALUE)	$20.86
PRICE PER SHARE (EQUALS DERIVED SHARE VALUE)	$20.86

Determined Share Value is hereinafter referred to as our “DSV.”

Evaluation of Our Real Properties

It is our intent to evaluate Real Properties utilizing various methodologies. Given our selected methods will be performed on a quarterly basis, it may be necessary to engage online evaluations from third parties like MLS or AI resources including, but not limited to: Realtor.com; Zillow; Redfin; or other similar real estate search engines to understand the property’s location determined by values of comparable properties in the geographical location, which will determine the appropriate Fair Market Value (FMV). Evaluations may also be used to determine Fair Market Value (FMV).

Our Manager will be responsible for ensuring the Real Property evaluations will be prepared in accordance with our valuation guidelines as herein described and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. All such Real Property evaluations shall be conducted in conformance with the Uniform Standards of Professional Practice.

According to our guidelines, we will ask our real estate evaluators to develop “open market value” for our properties. Open market value is also known as “fair value.” In order to establish a fair value, we will evaluate according to three factors:

•	Sales Comparison;

•	Income Production; and,

•	Cost to Rebuild.

Sales Comparison

This analysis method relies on the sales of at least two similar properties within the last 6 months and within a ten-block radius of the subject property. This method will be used each quarter.

Income Production

This analysis method is based on a net present value of future income streams for each investment property we hold. This projection is based on a 6% discount rate with a projection span of 10 years. This method will be used each quarter.

Cost to Rebuild

This analysis method relies upon data obtained from local contractors in the form of a cost to rebuild per square foot. This method will be used once per year. This methodology will also be performed in addition to a Sales Comparison valuation and Income Production valuation during this annual independent review.

Calculation of Net Asset Value

For the purposes of determining fair value for our investments, we shall rely upon objective third party evaluators familiar with the marketplace in which an investment is situated. Third party evaluators shall determine fair value for each investment on a quarterly basis.

Every quarter, each property we own will be subjected to an independent 3rd party evaluation. The third-party evaluator will perform a 2-6-10 Sales Comparison valuation approach, an Income Production valuation, and any other valuation deemed necessary every quarter. A third party appraisal may be used when a property has completed rehab or a refinance has occurred on a property.

The independent third-party evaluators will temper their fair value evaluations based upon their knowledge of the local real estate market where each property is located. The independent third-party evaluators will filter out comparative sales that lay outside a 95% window. All such independent third-party evaluations will be conducted in conformance with the Uniform Standards of Professional Practice.

Our Manager will prepare a quarterly internal fair value assessment report based on the reports submitted by the third-party evaluators. The quarterly internal fair value assessment report will list the fair value of each property we own and the leverage attached to that property.

Our Manager, will then calculate Net Asset Value. The Net Asset Value will be the sum of the total fair value of each of the properties listed in the quarterly internal fair value assessment report minus the related leverage attached to each of those properties, plus the addition of any other assets, plus all liabilities we hold. The Net Asset Value will then be divided by the number of shares our Common Stock outstanding as of the end of the prior fiscal quarter to arrive at the Determined Share Value.

Our Manager anticipates informing the independent valuation expert if a material event occurs between scheduled valuations that our Manager believes may materially affect the value of our assets.

Our goal is to provide our stockholders with a reasonable estimate of the market value of our shares on a quarterly basis. However, our assets will consist of real estate investments and, as with any real estate valuation method, the conclusions reached by our independent evaluators will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different assumptions, judgments, or opinions would likely result in different valuation estimates of our real estate assets and investments.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

Our NAV per share will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange; (ii) the amount per share a stockholder would obtain if they tried to sell their shares; or, (iii) the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Our Manager will be responsible for making the final determination of our NAV based on the reports of the above 3rd party evaluators and our external accounting team.

We commenced calculating NAV beginning in 1Q 2020.

We will inform potential and current investors about changes in our offering price on a quarterly basis through our regular reports to the Commission, offering circular supplements and through our website.

PLAN OF DISTRIBUTION

We are offering up to $75,000,000 in shares of our Common Stock pursuant to this Offering Circular adjusted for $33,522,810.24 worth of shares of Common Stock sold in the 12 months prior to October 27, 2022 Our Common Stock being offered hereby will be offered by: (1) persons associated with us through the RAD Platform at RADdiversified.com; and, (2) our Broker online landing page at [dealmaker.com]. In conducting this offering, such persons of RAD Diversified REIT, Inc. intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the RAD Platform, please see “Offering Summary-About the RAD Platform.”

The RAD Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the RAD Diversified REIT Platform website, as well as on the Commission’s website sec.gov.

Commissions and Discounts

The following table shows the maximum discounts, commissions and fees payable to DealMaker Securities LLC (the “Broker”) and its affiliates, as well as certain other fees, in connection with this offering by the Company and the selling stockholders, assuming a fully subscribed offering. The table below does not reflect investments made prior to Broker’s engagement. As such and for other reasons, actual fees are anticipated to be lower than the maximum shown below.

	Per Share	Total
Public offering price	$22.22	$75,000,000.00
Anticipated broker and affiliate commissions and fees,	$1.222	$4,125,000.00

Proceeds, before other expenses	$20.998	$70,876,000.00

Other Terms

DealMaker Securities, LLC (the “Broker”), a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services:

The aggregate fees payable to the Broker and its affiliates are described below.

a.)            Administrative and Compliance Related Functions

DealMaker Securities, LLC will provide administrative and compliance related functions in connection with this offering, including:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

●	Reviewing and performing due diligence on the Company and the Company’s management and principals and consulting with the Company regarding same;
●	Consulting with the Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;
●	Providing white labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with the Company on question customization for investor questionnaire;
●	Consulting with the Company on selection of webhosting services;
●	Consulting with the Company on completing template for the offering campaign page;
●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;
●	Providing advice to the Company on preparation and completion of this Offering Circular;
●	Advising the Company on how to configure our website for the offering working with prospective investors;
●	Providing extensive review, training and advice to the Company and Company personnel on how to configure and use the electronic platform for the offering powered by Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of the Broker;
●	Assisting the Company in the preparation of state, Commission and FINRA filings related to the offering; and
●	Working with Company personnel and counsel in providing information to the extent necessary.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay Broker:

●	A one-time $25,000 advance against accountable expenses for the provision of compliance consulting services, refundable in full when aggregate funds accepted in the Offering—post-receipt of a FINRA No Objection Letter by DealMaker Securities LLC—exceed $2,000,000, and otherwise fully reimbursable to the extent not actually incurred, regardless of the termination of the offering or the receipt of the No Objection Letter, in compliance with FINRA Rule 5110(g)(4)); and

●	A cash commission equal to one and one-half percent (1.5%) of the amount raised in the offering.

b)	Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular forms a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website at https://raddiversified.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker:

●	A monthly platform hosting and maintenance fee of $2,000;
●	Various usage fees described in the DealMaker Securities Order Form, including $15 per electronic subscription package completed and $15 per funded investor; and
●	Payment processing expenses, which are expected to be approximately three percent (3%) of the offering proceeds

The Administrative and Compliance fees, and the Technology Services Fees described above in a.) and b.) will, in aggregate, not exceed the following maximums set forth below:

If the Total Offering Amount is	Maximum Compensation to Broker and affiliates would be (As % of Total Offering Amount)
Up to $18,750,000	7.25%
Between $18,750,001 and $37,500,000	6.0%
Between $37,500,001 and $56,250,000	5.5%
Between $56,250,001 and $75,000,000 (maximum)	5.5%

How to Subscribe

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use.

In order to invest you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto. An approved custodian or trustee must process and forward to us orders made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or credit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

An investor will become a stockholder of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared, and the Manager accepts the investor as a stockholder. Settlement may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

DealMaker Securities LLC (the “Broker”) has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

USE OF PROCEEDS

Our shares of Common Stock will be offered at $22.22 per share.  Our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter. The new share price is effective the beginning of the second month in the following quarter, or as soon as practicable thereafter.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of Investments.

We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations.

If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in Investments.  In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate related investments.

For purposes of the following table, the Company has assumed that it will pay the maximum amount of fees to DealMaker Securities, LLC and its affiliates as set forth in the fee table in “Plan of Distribution.” The Company has further assumed that the offering will be open for 12 months, which impacts certain of its other offering expenses. As a result, actual offering expenses may be lower than represented below.

Maximum Offering Amount
Gross Proceeds*	$41,477,189.76
Organizational and Offering Expenses (1)	$600,000
Working Capital (2)	$1,000,000
Broker-Dealer Expenses	$4,125,000
Net Proceeds from this Offering	$69,275,000
Estimated Amount Available for Investments	$69,275,000

(1)	Investors will not pay upfront processing fees or commissions in connection with their purchase of shares.
(2)	We intend to maintain a working capital buffer to protect against unexpected expenses due to purchase, renovation, and leasing of our property portfolio, and our business practices.
*	This does not include $33,522,810.24 in proceeds received in the 12 months prior to October 27, 2022.

The Company reserves the right to change the above use of proceeds without notice if the Manager believes it is in the best interests of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of RAD Diversified REIT, Inc. (“we”, “RAD”, or “the Company”) should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

The unaudited financial information set forth below with respect to the six-month period ended June 30, 2022 (“Interim 2022”) compared to the six-month period ended June 30, 2021 (“Interim 2021”) is preliminary and subject to potential adjustments. Adjustments to these financial statements may be identified when a review of historic financial statements has been completed in conjunction with our year-end audit, which could result in significant differences from this preliminary unaudited condensed restated financial information, although in the opinion of management all adjustments necessary to make restated interim results of operations not misleading have been included here. Unless otherwise indicated, the latest results discussed below are as of June 30, 2022.

Results of Operations

Six Months ended June 30, 2022 compared to Six Months ended June 30, 2021

The Company recorded revenues of $ $3,795,651 for Interim 2022, compared with $750,021 revenue generated for Interim 2021, an increase of 406%. These revenues were primarily comprised of:

●	Primarily driven by proceeds raised in the Regulation A Offering, the number of properties held by the Company reached 182 as of June 30, 2022. This inventory growth led to the Company selling 92 properties or joint ventures in Interim 2022 compared to 3 in Interim 2021. As a result, gains from the sales of real estate assets amounted to $3,262,252 for Interim 2022, compared to $96,621 for Interim 2021.
●	As a result of both the increase in inventory and the Company’s efforts to rehabilitate more properties, the Company has put into service an additional 60 rental properties, resulting in rental income of $523,141.66 for Interim 2022 compared to $133,591 for Interim 2021.
●	The Company was able to recapture fees of $48,340 in Interim 2022 versus $3,800 in Interim 2021. These fees recaptured are made possible by the Company’s online investment portal, and allow us to recapture merchant and other fees related to credit card and ACH payments when shares are sold online.
●	The Company earned revenues of $30,567 in sales of Metaverse assets (see “—Liquidity and Capital Resources”), a new investment strategy begun during Interim 2022, versus zero in Interim 2021.

Total expenses increased to $12,319,423 for Interim 2022 from $1,869,192 for Interim 2021, an increase of 559%.

The Company recognized $5,405,541 in General Operating Expenses for Interim 2022 versus $556,809 in Interim 2021. The primary components of the General Operating Expenses were as follows:

●	The Company found success in its advertising and marketing campaign in 2021, so we strategically expanded this initiative in 2022, spending $2,117,231 in advertising and marketing in Interim 2022 versus $439,881 in Interim 2021.
●	We reported expenses of $200,832 in office supplies and software in Interim 2022 as we continue to upgrade our systems to keep up with our continuing growth, compared to no expenditures in Interim 2021.
●	Our growth has also raised the need to acquire rental office space at a cost of $176,819 during Interim 2022. Prior to November 1, 2021 the Company had not entered into any leases for office space. The Company entered into a lease in November, 2021 for office space in Ontario, California. In March of 2022, the Company leased an additional space in Tampa Florida, and in June, 2022, the Company entered into a lease for additional office space in Ontario, California. The Company expects to spend $783,840 annually through 2024.

●	Prior to September 1, 2021, the Company had no employees, and therefore, there were no expenses for payroll, payroll taxes or employee benefits. Beginning in September 2021, the Company instituted its payroll program. As a result of the Company’s high rate of growth, total payroll expenses for Interim 2022 were $2,060,812, including wages, taxes and benefits, as the Company hired 86 employees between September 2021 and June 30, 2022.

●	In Interim 2022, the Company recorded $747,655 in interest paid, compared to $59,945 in Interim 2021 as the Company increased its borrowings under Civic Financial Services, RCN Mortgage, Fay Servicing, and other facilities. See “—Liquidity and Capital Resources".
●	The Company reported $292,909 in processing fees in Interim 2022, compared to $8,034 in Interim 2021. The Company incurs processing fees from its use of leverage when purchasing properties with leverage or refinancing its real estate holdings. As the Company’s business grows, it expects to incur increased processing fees in the future.
●	Expenses for legal and professional fees amounted to $1,945,767 in Interim 2022 versus $208,800 for Interim 2021. These fees and expenses increased as a result of several factors. The Company incurred higher audit fees in connection with its SEC reporting obligations. The Company has increased its farm and ranch holdings to over 4,000 acres, requiring specialized professional assistance in two states. The Company paid increased amounts in Interim 2022 of state filing fees in connection with its sales in the Regulation A offering. The Company regularly contracts for the services of general contractors and architects to assist with upgrading, planning, zoning and permits as we add value to our properties. The Company also has contracts with acquisition specialists in California, Texas, Florida, and Pennsylvania.
●	Commissions to our broker-dealer in connection with the Regulation A Offering totaled $329,574 in Interim 2022 compared to $24,814 in Interim 2021 as we sold more securities in the offering.
●	We paid $167,400 in referral fees in Interim 2022 versus $9,391 in Interim 2021. We pay referral fees to investors and associates who refer new investors to our Company.

Our total real estate expenses increased to $3,026,046 from $298,549 for Interim 2022 versus Interim 2021. This increase was primarily attributable to the following:

●	Escrow fees increased to $796,234 in Interim 2022 from $100,000 in Interim 2021, because we entered into more purchase contracts using traditional closing services.
●	Appraisal fees increased to $30,075 in Interim 2022 from $600 in Interim 2021. We use appraisals from independent, third party property evaluators when we are considering purchasing properties and to assist with evaluating our properties in connection with our audit requirements in connection with our SEC reporting obligations. As the amount of money available to us to invest in properties increases, we expect to seek more appraisals in the future.
●	Our growth has also driven our need to purchase insurance for our properties against both potential liabilities and hazards like fire and flood, amounting to $264,486 in Interim 2022, compared to $140 in Interim 2021. Also, due to our increase in real estate inventory, our county, state and local taxes associated with the ownership of real property have increased to $150,917 in Interim 2022 from $6,436 in Interim 2021.

As a result of the foregoing, the Company’s net loss for Interim 2022 was $8,630,313 compared to $1,115,371 in the interim period of 2021.

Liquidity and Capital Resources

We have experienced a relative increase in liquidity as we receive net offering proceeds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our investments.

As of June 30, 2022 we reported total assets of $69,372,454, including but not limited to $2,568,634 cash on hand, $4,405,627 in accounts receivable, $569,275 in notes receivable, $5,114,036 in receivables from affiliates and $43,003,524 in real estate assets after depreciation. This compares to total assets of $28,194,431, including but not limited to $1,348,485 cash on hand, $241,384 in accounts receivable, $488,781 in cash deposits with vendors for the acquisition of investment properties to be determined, $1,138,551 in notes receivable, and $15,139,912 in real estate assets after depreciation as of December 31, 2021.

As of June 30, 2022, the Company recognized $36,765,170 in liabilities including but not limited to $3,625,346 in accounts payable, $194,250 in allowances for liabilities under dispute, $24,417,960 in notes payable, and $475,483 in deposits from joint-venture partners held to pay upcoming rehabilitation expenses. This compares to $9,582,763 in liabilities including but not limited to $1,563,534 in accounts payable, $194,250 in allowances for liabilities under dispute, $1,266,000 in notes payable, $1,191,458 in investment funds held in escrow, and $475,483 in deposits from joint-venture partners held to pay upcoming rehabilitation expenses as of December 31, 2021.

As of December 31, 2021 the Company had sold 1,779,828 shares of its common stock, raising $25,189463 in capital since commencing its Regulation A offering in 2019. As of June 30, 2022, the Company had sold 2,964,914 shares of its common stock, raising $47,815,392 in capital (including shares bought back by the Company).

The Company’s policy is to hold cash, including net proceeds from the Regulation A offering, in short-term, liquid investments – specifically federal securities. However, in March of 2022, we began to supplement our investments in vehicles similar to Federal Securities with the purchase of select Metaverse assets, which are also short-term and liquid. As of June 30, 2022, we had invested a total of $219,559 in Metaverse assets. We sold assets valued at $17,773 (at cost), generating revenues of $30,567 and gross profits in the amount of $12,794 during Interim 2022.

Our level of cash expenditures will be entirely dependent on factors that we cannot predict at this time, among others:

•	the aggregate proceeds raised in the Regulation A offering;

•	the sourcing and negotiation of acquisitions of investments; and

•	interest rate fluctuation.

In addition we expect to make expenditures on renovations and repositioning with respect to some of our investments.

COMPANY POLICY REGARDING CERTAIN ACTIVITIES

Issuing Securities Senior to Common Stock

The Company’s current policy is to not issue securities superior to its Common Stock. This Policy cannot be changed by the Directors without a vote of the stockholders.

The Company is a new corporation, and it has never issued securities superior to its Common Stock.

Borrowing Money

The Company intends to purchase and rehabilitate residential real estate. Company may choose:

•	to borrow money to help with the purchase of property;

•	to borrow money to help with the rehabilitation of already purchased property;

•	to borrow money against (leverage) already owned properties to help with the purchase and rehabilitation of other properties; and,

•	to borrow money to facilitate daily operation of Company.

The officers of the Company are empowered to borrow money on behalf of our Company.  Our current policy on the limit of how much can be borrowed without Board of Director approval is $50,000, and this limit can be changed by the Board of Directors of Company without approval of stockholders.

Making Loans to Others

Company’s current policy does not allow Company to make loans to other people. This policy may be changed by the Board of Directors without a vote by the stockholders.

Investing for Purpose of Controlling Other Entities

Company’s current policy does not allow Company to take over control of other entities, obtain control of other entities, or merge with other entities. This policy may be changed by the officers or the Board of Directors without a vote by the stockholders.

Company has no history of investing in the securities of other issuers for the purpose of exercising control.

Underwriting the Securities of Other Issuers

Company’s current policy does not allow Company to underwrite the securities of other issuers. This policy may be changed by the officers or the Board of Directors without a vote by the stockholders.

Company has no history of underwriting the securities of other issuers.

Acting as an Investment Company

Company’s current policy does not allow the Company to engage in the purchase and sale (or turnover) of its investments. The Company has elected to be treated as a REIT. As such, the Company is required to invest at least 75% of its total assets in real estate.

However, Company envisions that there may be instances where it will need to invest in assets other than real estate, such as:

•	if a large number of investors invest through this offering close essentially simultaneously, it will take time for the Company to identify appropriate real estate investments; or,

•	if the Company has capital it has not currently invested in real estate, the Company may invest such capital for a short or long period of time in something other than real estate.

If some or all of these happen, the Company will invest the capital not invested in real estate in US Treasury Bonds or other highly liquid investments.

This policy may be changed by the Board of Directors without a vote by the stockholders.

Company has no history of engaging in the purchase and sale of investments.

Using Company Stock to Acquire Investments

Pursuant to the Unanimous Consent Agreement of the Board of Directors, entered on March 31, 2020, Company can use its stock to acquire property.

Redemption of Common Stock

Please see below in “Share Redemption Program” for the details on our policy on redemption of shares.

The Company may decide to reacquire its Common Stock when appropriate in order to manage the Company’s Net Asset Value per Share.

Annual Reports to Stockholders

Company’s current policy is to issue reports to stockholders two times a year:

o	An annual report substantially in the form of the Commission’s Form 1-K, which will include our financial statements audited by our auditor; and,

o	A semi-annual report substantially in the form of the Commission’s Form 1-SA, which will include unaudited financial statements for the year through June 30.

In addition, the Company makes quarterly statements available to its shareholders. Company’s current policy is to make a report available to each stockholder by filing such report with the Commission via its EDGAR system.

This policy may not be changed by the Board of Directors without a vote by the stockholders.

INVESTMENT STRATEGIES AND POLICIES

Investment Objectives

Our investment objectives include:

Purchase Real Estate Assets at Lower-Than-Market Prices

By purchasing real-estate at lower-than-market prices, we intend to maximize the number of properties that can be acquired using the proceeds of this offering, as well as the potential and actual profits earned by these real estate investments. (“Investments”).

Develop Rental Income Stream

We intend to acquire single-family homes, multi-family homes, as well as mixed-use residential-commercial properties as Investments. As we acquire Investments, these Investments will serve as the base of rental-income. Rental-income is our primary intended means of generating operating profits to be distributed to our stockholders.

Preserve Capital and Grow Capital

By acquiring Investments at lower-than-market prices, we believe that the overall value of our assets will be significantly improved. Such acquisitions also mean that we may be able to preserve capital during downward trends in the real-estate market.

Market Opportunity

Based on our Manager’s prior experience, we believe that recent market events make this an opportune time to invest in single-family rental properties, select multi-family properties, and select mixed-use residential-commercial properties for the purpose of long-term investment.

Primary Investments in Real Estate

The Company intends to acquire real estate throughout the United States, with a particular emphasis on markets in Texas, California, Idaho, Pennsylvania, New Jersey, Florida and Tennessee.

Our Manager, through its affiliates, has established a strong deal sourcing, transaction execution and property management presence in these regions of the United States.

We will not make any investments outside of the United States.

Types of Real Estate to be Acquired

The Company intends to use substantially all of the proceeds of this offering to acquire, manage, renovate or reposition, operate, selectively leverage, lease and, following appropriate holding periods, opportunistically sell, single-family residential, multi-family residential, mixed-use residential-commercial properties and income-producing farms.

Plan of Operations

Acquiring Property

The Company primarily intends to acquire a portfolio of single-family homes, multifamily properties, mixed-use residential-commercial properties and income-producing farms utilizing an equity acquisition strategy. The Company plans to employ a variety of acquisition strategies in building our portfolio of investments, with a particular focus on obtaining properties in on-market transactions, off-market transactions, tax deed foreclosure sales, bank foreclosures, Real Estate Owned (“REO”) properties and various other transactions.

The Company may also acquire properties that are distressed, short term rentals, land for new construction, in order to maximize the amount of real estate that can be acquired using the proceeds of this offering.

The Company will also expand production on farmland with various crops, livestock, rental income, and other income generating uses of the farmland.

The Company believes it can acquire distressed properties in two ways:

•	Sales to Satisfy Tax Deeds

The Company intends to acquire properties that are seized by local tax authorities and then sold at auction in order to satisfy unpaid tax debt.

•	Foreclosure Sales

The Company also intends to purchase properties at foreclosure sales. In this situation, a lien holder that has foreclosed on a property sells the property, usually at auction or through a “short-sale,” in order to satisfy its lien.

In many cases, properties that are acquired by way of a tax-deed sale or a foreclosure sale will require significant renovation. Proceeds from this Offering will also be used to fund such renovation efforts.

Special Considerations re: Tax Deed Sales

After a property is sold at a tax foreclosure sale, the property owner may be permitted an allotted time to repurchase their property (“redemption period”)  -that must pass before the purchaser, such as the Company, obtains clear title.  The redemption period varies state by state and is typically longer where the subject property is deemed to be a homestead according to state and local laws.

If the owner does not redeem the tax lien by payment of the applicable redemption price within the redemption period, the purchaser obtains clear title to the property.

If the owner does redeem the tax lien by payment of the applicable redemption price within the redemption period, the purchaser receives its initial investment back plus a specified percentage penalty fee and any legal expenses.

Tax deeds are senior in priority to all other property liens or prior liens, including those held by mortgagees, other than certain liens imposed by federal and state tax and environmental laws and, in some instances, subsequent tax liens or prior liens.

Financing Investment Acquisitions

We anticipate that, with respect to Investments either acquired with debt financing or refinancing, the debt financing amount generally would be up to approximately 70% of the acquisition price of the related Investment.

Particular Investments may be more highly leveraged, however. Further, the Manager expects that any debt financing for an Investment will be secured by that Investment.

The aggregate indebtedness of our investment portfolio is expected to be approximately 50-60% of the all-in aggregate cost of the portfolio investments (direct and indirect).

We will have the ability to exercise discretion as to the types of financing structures we utilize. For example, we may obtain new mortgage loans to finance property acquisitions, acquire properties subject to existing debt or otherwise incur secured or unsecured indebtedness at the property level at any time. The use of leverage will enable us to acquire more properties than if leverage is not used. However, leverage will also increase the risks associated with an investment in our Common Stock. See “Risk Factors.”

Leveraging Investments

Leverage, as used in this Offering Circular, means the borrowing of money based on the equity available in the related Investment.  The use of leverage will enable us to acquire more properties than if leverage is not used. However, leverage will also increase the risks associated with an Investment in our Common Stock. See “Risk Factors.”

The Manager may also elect to enter into one or more credit facilities with financial institutions. Any such credit facility may be unsecured or secured, including by a pledge of, or security interest granted in, our assets.

The Board has authorized the Manager to leverage any Investment to a maximum of 100% of the appraised value established at the time of submitting the related loan application.

Manner of Liquidating Investments

Investments may be disposed of by sale on an all-cash basis or upon other terms as determined by the Manager in its sole discretion. We may accept purchase money obligations and other forms of consideration (including other real properties) in exchange for one or more investments. In connection with acquisitions or dispositions of investments, we may enter into certain guarantee or indemnification obligations relating to environmental claims, breaches of representations and warranties, claims against certain financial defaults and other matters, and may be required to maintain reserves against such obligations. In addition, we may dispose of less than 100% of our ownership interest in any Investment in the sole discretion of the Manager.

We will consider all viable exit strategies for our investments, including single asset and/or portfolio sales to institutions, investment companies, real estate investment trusts, individuals and 1031 exchange buyers.

Growth Policy

The Company’s policy is to acquire properties primarily for the accumulation of capital gains.

Diversity in Investments

The Company’s policy is that no more than 10% of all assets will be invested in any specific property.

No Guarantee as to Success

The Company cannot assure you that it will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.  Our Board of Directors will review our investment guidelines at least annually to determine whether our investment guidelines, property selection criteria, leverage policy and other investment policies continue to fulfill our investment objectives and continue to be in the best interests of our stockholders.

Our investment policies will provide the Manager with substantial discretion with respect to the selection, purchase and sale of specific Investments, subject to the limitations in the Management Agreement. We may revise the investment policies, which are described below, without the approval of our stockholders. We will review the investment policies at least annually to determine whether the policies are in the best interests of our stockholders.

Prospective Investors are reminded that an investment in the Company is speculative and that the Company may or may not succeed and that any investment a Potential Investor makes may be lost.

No Intent to Invest in Real Estate Mortgages

The Company does not intend to invest in real estate mortgages.

In the event that the Company sells, or otherwise liquidates any Investment, the Company does not intend to carry any debt on any divested asset.

Investment in Other Securities

We intend to conduct operations so that we will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We expect that our investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate.

If we are unable to invest a significant portion of the proceeds of the Offering in real estate as herein described, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

In the event we cannot invest all of the proceeds of this Offering in real estate as herein described, we would invest the invested balance in low-yield, U.S. Government Securities, or maintain the liquidity of such proceeds until they may be invested in real estate.

The Investment Company Act requires us to hold at least 60% of our assets in real property.  The Investment Company Act defines an investment company as any issuer that is, or holds itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities.  Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities.

It is possible that the staff of the Commission could disagree with any of our determinations.  If the staff of the Commission were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Although we will monitor our holdings and income in an effort to comply with the exemptions contained in the Investment Company Act, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen.  Compliance with exemptions from the Investment Company Act may also require that we not sell certain property or assets to maintain such an exemption from registration.  This could negatively affect the value of our Common Stock, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and,

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  Registration with the Commission as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.  In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our Net A V, the amount of funds available for investment and our ability to pay distributions to our stockholders could be materially adversely affected.

REAL ESTATE HOLDINGS

The Company began investing in real estate in the last quarter of 2019.

Through June 30, 2022, the Company has been able to acquire real estate for a total purchase price $53,100,127.34. The “as is” fair market value for these properties is estimated at $82,439,319.85. Accordingly, the Company has approximately $29,339,192.51 in unrealized gains.

As of the end of 2Q 2022, the Company now holds real estate as shown in the table below:

Address	Purchase Price	Annual Rent	Projected Annual Rent
#1 Bloyd St, Philadelphia, PA 19138	$46,262.64	$-	$13,200.00
#1 Brunner St, Philadelphia, PA 19140	$16,667.00	$-	$14,400.00
#1 Centerbrook, Brandon, FL 33511	$825,000.00	$48,000.00	$-
#1 Chester Ave, Philadelphia, PA 19143	$25,000.00	$-	$19,200.00
#1 Church Ln, Philadelphia, PA 19138	$117,000.00	$-	$16,200.00
#1 E Ashmead St, Philadelphia, PA 19144	$164,319.00	$17,280.00	$-
#1 E Haines St, Philadelphia, PA 19144	$173,708.00	$15,000.00	$-
#1 E Woodlawn St, Philadelphia, PA 19138	$107,981.00	$-	$15,600.00
#1 Eaves Mill Rd, Medford, NJ 08055	$106,000.00	$11,400.00	$-
#1 Elson Rd, Brookhaven, PA 19015	$110,000.00	$14,400.00	$-
#1 Gideon Rd, Brookhaven, PA 19015	$145,000.00	$16,200.00	$-
#1 N 19th St, Philadelphia, PA 19140	$32,500.00	$-	$15,300.00
#1 N 22nd St, Philadelphia, PA 19140	$41,234.00	$-	$24,000.00
#1 N Beechwood St, Philadelphia, PA 19138	$75,000.00	$14,400.00	$-
#1 N Marvine St, Philadelphia, PA 19140	$23,456.00	$-	$15,000.00
#1 Rainer Rd, Brookhaven PA 19015	$110,000.00	$12,000.00	$-
#1 S Felton St, Philadelphia, PA 19142	$80,000.00	$-	$15,600.00
#1 S Parsons Ave, Brandon, FL 33511	$375,000.00	$13,740.00	$-
#10 Bloyd St, Philadelphia, PA 19138	$138,333.00	$13,200.00	$-
#11 Bloyd St, Philadelphia, PA 19138	$138,333.00	$-	$15,000.00
#2 Bloyd St, Philadelphia, PA 19138	$34,567.89	$-	$13,200.00
#2 Brunner St, Philadelphia, PA 19140	$16,667.00	$-	$14,400.00
#2 Centerbrook, Brandon, FL 33511	$700,000.00	$-	$54,000.00
#2 Church Ln, Philadelphia, PA 19141	$31,700.00	$-	$13,500.00
#2 E Ashmead St, Philadelphia, PA 19144	$126,761.00	$12,600.00	$-
#2 E Woodlawn St, Philadelphia, PA 19144	$107,981.00	$12,000.00	$-
#2 Eaves Mill Rd, Medford, NJ 08055	$106,000.00	$10,200.00	$-
#2 Elson Rd, Brookhaven, PA 19015	$110,000.00	$11,988.00	$-
#2 Gideon Rd, Brookhaven, PA 19015	$150,000.00	$15,000.00	$-
#2 N 19th St, Philadelphia, PA 19140	$32,500.00	$-	$15,300.00
#2 N 22nd St, Philadelphia, PA 19140	$41,235.00	$-	$24,000.00
#2 N Beechwood St, Philadelphia, PA 19138	$65,000.00	$14,400.00	$-
#2 N Marvine St, Philadelphia, PA 19140	$23,456.00	$-	$15,000.00
#2 Rainer Rd, Brookhaven, PA 19015	$145,000.00	$16,200.00	$-
#2 S Felton St, Philadelphia, PA 19142	$80,000.00	$-	$15,600.00
#2 S Parsons Ave, Brandon, FL 33511	$375,000.00	$10,140.00	$-
#3 Bloyd St, Philadelphia, PA 19138	$138,333.00	$-	$16,800.00
#3 Centerbrook Dr, Brandon, FL 33511	$825,000.00	$48,000.00	$-
#3 Eaves Mill Rd, Medford, NJ 08055	$106,000.00	$13,500.00	$-
#3 Gideon Rd, Brookhaven, PA 19015	$110,000.00	$13,200.00	$-
#3 N Beechwood, Philadelphia, PA 19138	$42,750.00	$-	$15,600.00

#3 Rainer Rd, Brookhaven, PA 19015	$115,000.00	$13,200.00	$-
#4 Bloyd St, Philadelphia, PA 19138	$136,833.00	$-	$13,200.00
#5 Bloyd St, Philadelphia, PA 19138	$138,333.00	$13,200.00	$-
#6 Bloyd St, Philadelphia, PA 19138	$138,333.00	$-	$14,400.00
#7 Bloyd St, Philadelphia, PA 19138	$138,333.00	$-	$12,000.00
#8 Bloyd St, Philadelphia, PA 19138	$138,333.00	$-	$14,400.00
#9 Bloyd St, Philadelphia, PA 19138	$138,333.00	$13,200.00	$-
13th St, Trainer, PA 19061	$160,000.00	$19,200.00	$-
20th St, Philadelphia,, PA 19140	$50,000.00	$-	$21,600.00
27th Ave N, Saint Petersburg, FL 33713	$418,000.00	$-	$60,000.00
31 N 53rd St, Philadelphia, PA 19139	$57,000.00	$-	$15,600.00
53 Sharpnack St, Philadelphia, PA 19119	$40,000.00	$-	$19,800.00
53rd St, Philadelphia, PA 19139	$250,000.00	$-	$120,000.00
65th St Brandenton, FL 34209	$271,500.00	$-	$36,000.00
72nd Ave, Philadelphia, PA 19126	$50,000.00	$15,600.00	$-
9th St, Brookahven, PA 19015	$70,000.00	$18,000.00	$-
9th St, Ellenton, FL 34222	$760,000.00	$-	$55,800.00
Aberdeen St, Philadelphia, PA 19131	$76,000.00	$18,000.00	$-
Almond St, Baytown, TX 77521	$180,000.00	$23,400.00	$-
Angeles Blvd, Big Bear City, CA 92314	$100,000.00	$18,000.00	$-
Argus Rd, Camden City, NJ 08104	$91,000.00	$16,800.00	$-
Barrington Dr, Brandon, FL 33511	$445,000.00	$-	$27,000.00
Bayard, Philadelphia, PA 19150	$199,500.00	$-	$18,000.00
Blakemore St, Philadelphia, PA 19138	$136,150.00	$10,800.00	$-
Boyer St, Philadelphia, PA 19138	$122,066.00	$-	$15,600.00
Brightwaters Blvd NE, St Petersburg, FL 33704	$1,827,500.00	$-	$115,200.00
Browning Rd, Lithia, FL 33547	$1,115,000.00	$-	$24,000.00
Bryn Mawr, Lansdowne, PA 19050	$165,000.00	$-	$25,200.00
Carlton, Philadelphia, PA, 19139	$33,000.00	$10,800.00	$-
Champions Hamlet Ct, Houston, TX 77069	$700,000.00	$-	$55,200.00
Chatham, Avondale, PA 19311	$148,000.00	$-	$24,000.00
Chestnut St, Philadelphia, PA 19139	$130,000.00	$22,200.00	$-
Chew Ave, Philadelphia, PA 19138	$112,676.00	$10,800.00	$-
Columbus Dr, Tierra Verde, FL 33715	$1,300,000.00	$-	$88,200.00
Crittenden St, Philadelphia, PA 19138	$291,080.00	$16,200.00	$8,100.00
Crum Creek Dr, Woodlyn, PA 19094	$170,000.00	$18,000.00	$-
Dauphin, Philadelphia, PA 19133	$35,000.00	$-	$21,600.00
Del Mar Rd, Norco, CA 92860	$687,001.00	$48,000.00	$-
Delphine St, Philadelphia, PA 19120	$100,000.00	$18,000.00	$-
E 9th St, Eddystone, PA 19022	$115,000.00	$15,000.00	$-
E Clapier St, Philadelphia, PA 19144	$103,286.00	$10,200.00	$-
E Dorset St, Philadelphia, PA 19119	$150,235.00	$13,200.00	$-
E Mayland St, Philadelphia, PA 19144	$42,500.00	$12,000.00	$-
E Mechanic St, Philadelphia, PA 19144	$122,066.00	$10,500.00	$-

E Meehan, Philadelphia, PA 19141	$30,000.00	$-	$19,200.00
E Queen Ln, Philadelphia, PA 19144	$100,000.00	$-	$15,600.00
E Shedaker St, Philadelphia, PA 19144	$103,286.00	$10,500.00	$-
E Stafford St, Philadelphia, PA 19138	$131,455.00	$11,100.00	$-
E Walnut Ln, Philadelphia, PA 19144	$145,540.00	$10,500.00	$-
E Wister St, Philadelphia, PA 19144	$150,235.00	$13,200.00	$-
Eaves Mill Rd, Medford, NJ 08055	$106,000.00	$9,000.00	$-
Ehren Cutoff, Land O Lakes, FL 34639	$650,000.00	$-	$28,800.00
FM 1960 Rd W, Houston, TX 77338	$20,000.00	$-	$-
Forrest St, Trainer, PA 19061	$155,000.00	$19,200.00	$-
Glenmoore Ave, Philadelphia, PA 19142	$30,000.00	$-	$20,400.00
Glenwood Circle, Media, PA 19063	$220,000.00	$-	$26,400.00
Grant St, Riverside, NJ 08075	$154,250.00	$-	$31,200.00
Greenbush Ave, Sherman Oaks, CA 91423	$1,150,000.00	$-	$74,400.00
Greene St, Philadelphia, PA 19144	$149,250.00	$-	$19,200.00
Harbour Lake Ct, Humble, TX 77338	$47,500.00	$18,000.00	$-
Harshaw Rd, Brookhaven PA 19015	$110,000.00	$16,200.00	$-
Haws Ave, Norristown, PA 19401	$96,150.00	$-	$25,200.00
Heiskell St, Philadelphia, PA 19144	$93,897.00	$13,800.00	$-
Hermosillo Dr, Port Richey, FL 34655	$395,000.00	$18,000.00	$-
Huckinston Ct, Spring, TX 77379	$254,250.00	$28,800.00	$-
Jacksonville Rd, Hatboro, PA 19040	$96,000.00	$-	$24,000.00
Jefferson St, Plymouth Meeting, PA 19462	$70,000.00	$-	$30,000.00
Kemble Ave, Philadelphia, PA 19141	$158,000.00	$-	$19,200.00
Kirkwood, St. Petersburg, FL 33701	$395,000.00	$-	$28,800.00
Lake Arnold Pl, Orlando, FL 32806	$475,000.00	$-	$27,600.00
Lansdowne Ave, Philadelphia, PA 19151	$130,000.00	$-	$14,400.00
Larchwood Ave, Philadelphia, PA 19143	$131,500.00	$-	$16,800.00
Laveer St, Philadelphia, PA 19138	$67,500.00	$-	$13,200.00
Leaf Glen Ln, Houston, TX 77072	$40,000.00	$-	$24,000.00
Lehigh Ave, Philadelphia, PA 19125	$172,000.00	$-	$14,400.00
Leidy, Philadelphia, PA 19104	$40,000.00	$-	$19,200.00
Livingston, Philadelphia, PA 19137	$50,000.00	$-	$18,600.00
Longcrest Dr, Riverview, FL 33579	$205,000.00	$-	$32,400.00
Main St, Sewell, NJ 08080	$109,250.00	$14,400.00	$-
Maple Arbor Ct, Cypress, TX 77429	$150,000.00	$22,500.00	$-
N 18th St, Philadelphia, PA 19141	$154,930.00	$-	$21,000.00
N 23rd St, Philadelphia, PA 19132	$17,000.00	$10,200.00	$-
N Cleveland St, Philadelphia, PA 19140	$89,202.00	$10,200.00	$-
N Franklin St, Philadelphia, PA 19122	$100,000.00	$16,680.00	$-
N Lambert, Philadelphia, PA 19138	$36,666.66	$-	$13,500.00
N Marvine St, Philadelphia, PA 19141	$125,000.00	$18,000.00	$-
N Napa St, Philadelphia, PA 19132	$50,000.00	$-	$13,800.00
N Penn St, Pottstown, PA 19464	$98,750.00	$12,000.00	$-

N Sheridan, Philadelphia 19133	$90,500.00	$17,700.00	$-
N Smedley St, Philadelphia, PA 19141	$46,334.00	$-	$12,000.00
N Uber St, Philadelphia, PA 19141	$159,624.00	$15,600.00	$-
N Village Ave, Exton, PA 19341	$1,425,000.00	$-	$27,000.00
N Wilton, Philadelphia, PA 19131	$50,000.00	$15,600.00	$-
Ogontz Ave, Philadelphia, PA 19150	$205,000.00	$-	$18,000.00
Old York Rd, Philadelphia, PA 19141	$66,666.00	$-	$13,800.00
Palmetto St, Philadelphia, PA 19120	$140,000.00	$13,200.00	$-
Parsons Ave, Brandon, FL 33511	$750,000.00	$23,880.00	$-
Patricia Ln, Huntington Beach, CA 92647	$820,000.00	$31,200.00	$-
Pennfield Pl, Riverview, FL 33579	$490,000.00	$-	$38,400.00
Phil Ellena, Philadelphia, PA 19150	$165,000.00	$-	$24,000.00
Powell Rd, Brookhaven, PA 19015	$105,000.00	$12,300.00	$-
Price St, Trainer, PA 19061	$155,000.00	$18,000.00	$-
Ramsey, Philadelphia, PA 19139	$78,000.00	$-	$16,200.00
Reedland St, Philadelphia, PA 19142	$128,000.00	$-	$15,600.00
Reese, Philadelphia, PA 19147	$245,000.00	$-	$23,400.00
Ribbonwood St, Houston, TX 77078	$83,750.00	$-	$16,200.00
Roselyn St, Philadelphia, PA 19141	$31,700.00	$-	$13,800.00
Rowan St, Philadelphia, PA 19140	$93,897.00	$10,200.00	$-
Rye Lane, Tampa, FL 33625	$1,050,000.00	$-	$78,000.00
S 58th St, Phialdephia, PA 19143	$147,500.00	$13,200.00	$-
S Chester St, Riverside, NJ 08075	$155,100.00	$-	$30,000.00
S Conestoga, Philadelphia, PA 19143	$45,000.00	$12,000.00	$-
S Salford St, Phildelphia, PA 19143	$192,740.00	$11,400.00	$-
Salinas Ln, Houston, TX 77095	$182,000.00	$17,400.00	$-
Shine Ave, Orlando, FL 32806	$549,000.00	$-	$60,000.00
Snyder Ave, Philadelphia, PA 19148	$215,000.00	$-	$21,000.00
Spencer, Philadelphia, PA 19138	$130,000.00	$9,300.00	$-
Station Ave, Mt Ephraim, NJ 08059	$76,000.00	$-	$22,200.00
Summer St, Philadelphia, PA 19139	$50,000.00	$-	$15,600.00
Tamarisk, Hesperia, CA 92345	$170,000.00	$21,000.00	$-
Thomas St, Aston, PA 19014	$23,000.00	$-	$21,768.00
Tree House Cr, Spring, TX 77373	$70,000.00	$-	$17,400.00
Tree Orchard Dr, Katy, TX 77449	$95,000.00	$22,800.00	$-
Tulip St, Philadelphia, PA 19134	$144,000.00	$-	$17,400.00
Turtle Creek Dr, Medford, NJ 08055	$106,000.00	$10,500.00	$-
Uber St, Philadelphia, PA 19138	$83,240.00	$-	$18,000.00
US Highway 19, Port Richey, FL 34668	$1,430,000.00	$333,600.00	$-
Valarno Dr, Houston, TX 77066	$75,000.00	$15,600.00	$-
Valley Rd, Coatesville, PA 19320	$51,000.00	$6,000.00	$-
Virginia Way, Laguna Beach CA 92651	$2,700,000.00	$-	$129,000.00
W 1st Ave, Conshohocken, PA 19428	$235,000.00	$-	$28,200.00
W 2nd St, Chester, PA 19013	$35,000.00	$-	$10,800.00

W Allegheny, Philadelphia, PA 19132	$150,000.00	$-	$21,600.00
W Fountain Blvd, Tampa, FL 33609	$860,000.00	$-	$60,000.00
W Jefferson St, Philadelphia PA 19131	$85,000.00	$21,000.00	$-
W Juniata St, Philadelphia, PA 19140	$13,420.00	$-	$13,200.00
W Pomona St, Philadelphia, PA 19144	$192,000.00	$-	$19,200.00
W Saint Isabel St, Tampa, FL 33607	$437,000.00	$-	$34,800.00
W Silver St, Philadelphia, PA 19132	$32,000.00	$-	$19,800.00
W Tucker St, Philadelphia, PA 19133	$35,000.00	$-	$14,400.00
Wakefield St, Philadelphia PA 19144	$117,371.00	$11,100.00	$-
Walnut Ln, Clementon, NJ 08021	$334,000.00	$9,000.00	$-
Walnut St, Royersford, PA 19468	$41,500.00	$24,000.00	$-
Webster, Philadelphia, PA 19143	$173,000.00	$2,400.00	$-
Wigard Ave, Philadelphia, PA 19128	$301,900.00	$23,400.00	$-
Wirevine Ln, Houston, TX 77072	$14,000.00	$12,000.00	$-
Woods Estates Dr, Humble, TX 77339	$300,000.00	$42,000.00	$-
Woolston Ave, Philadelphia, PA 19138	$150,235.00	$19,200.00	$-
Worrilow Rd, Brookhaven, PA 19015	$110,000.00	$13,200.00	$-

Farm Land
Skow Rd, Weiser, ID 83672	$900,000.00	$-	$-
Cove Rd, Weiser, ID 83672	$5,712,000.00	$-	$-
Weiser River Rd, Weiser, ID 83672	$1,461,691.21	$-	$-
Hardeman County, Hornsby, TN 38044	$3,103,544.94	$-	$-
	$53,100,127.34	$1,817,208.00	$2,627,868.00

The properties enumerated above are located primarily in Philadelphia, with some properties being located in the metro Houston area and Idaho.

REAL ESTATE TO BE ACQUIRED

FROM MANAGER’S OTHER MANAGED FUNDS

Using the proceeds of the Company’s current offering, the Company continues to purchase real estate. Because of the lingering effects of Covid 19 pandemic, the usual venues for acquiring real estate, those being live, real estate tax-deed auctions, are still not operating at full capacity. As a result, the Company may not acquire real estate as quickly as it raises money. This represents stagnation with respect to generating revenue.

In its first quarter of operation, the Company purchased a property from a separate real estate fund also managed by our manager. As a result of the COVID-19 pandemic, the Manager decided to continue this policy and, as the pandemic continues to negatively affect tax-deed auctions and other sources of property purchases, the manager maintains the policy of purchasing properties from three other funds that they manage as deemed appropriate.

These three funds are DDH Fund LP, DHI Fund LP and DHI Holdings LP. Each of these funds is a borrower on certain promissory notes entered into on December 20, 2021. The Company may accept properties as payments on these notes at the discretion of the manager. The promissory notes have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “- Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “- Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our Common Stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our Common Stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and,

•	persons holding our Common Stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively.  We have not received any rulings from the IRS concerning our qualification as a REIT.  Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of our Company

We have elected to be taxed as a REIT under the federal income tax laws for our first full taxable year.  We believe that, commencing with such taxable year, we will be organized and will continue to operate in a manner so as to qualify as a REIT under the federal income tax laws. We are currently in compliance with our REIT status. We cannot assure you, however, that we will remain qualified as a REIT.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Our continuing REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, neither we cannot assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to U.S. federal tax in the following circumstances:

▪	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

▪	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

▪	We will pay income tax at the highest corporate rate on:

▪	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

▪	other non-qualifying income from foreclosure property.

▪	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

▪	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “- Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

▪	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

▪	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

▪	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “- Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

▪	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

▪	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

▪	the amount of gain that we recognize at the time of the sale or disposition, and

▪	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

▪	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “- Recordkeeping Requirements.”

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets all of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9. It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year.

We do not have to comply with 5 and 6 for the first taxable year for which we elect REIT tax status. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock - Restrictions on Ownership and Transfer.” We believe that we will have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and,

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “- Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or (3) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor, none of the rent from that property would qualify as “rents from real property.”

Our operating partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

Interest

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and,

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends

Our share of any dividends received from any corporation in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and,

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction.   We cannot assure you, however, that we can comply with the safe-harbor provisions and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and,

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test; or,

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income

From time-to-time, we may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and,

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “- Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

▪	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

▪	government securities;

▪	interests in real property, including leaseholds and options to acquire real property and leaseholds;

▪	interests in mortgage loans secured by real property; and,

▪	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, for our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, for our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.

However, “straight debt” securities include debt subject to the following contingencies:

▪	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or, (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of un-accrued interest on the debt obligations can be required to be prepaid; and,;

▪	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

▪	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

▪	Any obligation to pay “rents from real property”; and

▪	Certain securities issued by governmental entities.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities.  Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

▪	we satisfied the asset tests at the end of the preceding calendar quarter; and,

▪	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is  de minimis  (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than  de minimis  failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st  of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and,

•	any undistributed taxable income from prior periods. We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential.  If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “- Gross Income Tests” and “- Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of shares of our Common Stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or,

•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our Common Stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our Common Stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See - “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non-REIT corporations, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our Common Stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our Common Stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held shares of our Common Stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “- Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s shares of our Common Stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares of our Common Stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our Common Stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of shares of our Common Stock generally will be the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Shares of our Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of our Common Stock as long-term capital gain or loss if the U.S. stockholder has held shares of our Common Stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of Common Stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our Common Stock may be disallowed if the U.S. stockholder purchases other shares of our Common Stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of Common Stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and,

•	either:

▪	one pension trust owns more than 25% of the value of our capital stock; or,

▪	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Although these rules may apply to tax-exempt entities, we will not allow any entity to own more than 9.8% of our outstanding shares.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of our Common Stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules.  We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of shares of our Common Stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or,

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Common Stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Common Stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its Common Stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if our Common Stock is regularly traded on an established securities market in the United States, capital gain distributions on our Common Stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our Common Stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

If our Common Stock is not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our Common Stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our Common Stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our Common Stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of shares of our Common Stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If our Common Stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our Common Stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our Common Stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our Common Stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of our Common Stock at all times during a specified testing period.

If the gain on the sale of shares of our Common Stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our Common Stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our Common Stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our Common Stock received after December 31, 2016, by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or,

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of shares of our Common Stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own shares of our Common Stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our Common Stock received after December 31, 2016, by U.S. stockholders who own shares of our Common Stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in shares of our Common Stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in shares of our Common Stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be consistent with applicable fiduciary obligations;

•	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

•	will impair the liquidity of the Benefit Plan or Other Plan;

•	will result in unrelated business taxable income to the plan; and,

•	will provide sufficient liquidity, as there may be only a limited market to sell or otherwise dispose of our stock.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and,

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering occurred.

Because we have not registered and do not intend at this point to register our Common Stock under the Exchange Act, we do not believe our Common Stock would be treated as a “public-offering security” for purposes of the Department of Labor’s plan assets guidelines. Therefore, we must comply with another exception to the plan assets regulations.

Another exception in the plan asset regulations applies to a Benefit Plan’s investment in a “real estate operating company.” If a Benefit Plan acquires an equity security issued by a real estate operating company, the Benefit Plan’s assets include that equity security but do not include an undivided interest in the underlying assets of the real estate operating company. To constitute a “real estate operating company” under the plan asset regulations, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost and excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management and development activities and must, in the ordinary course of business, engage in real estate management and development activities. We believe that we will qualify as a “real estate operating company” so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our Common Stock.

Another exception in the plan asset regulations applies if Benefit Plan participation in an entity is “insignificant.” The plan asset regulations provide that Benefit Plan participation in an entity is insignificant if Benefit Plans do not hold 25% or more of any class of equity security in the entity (disregarding for this purpose, any equity securities held by persons, other than Benefit Plans, who have discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee with respect to those assets). We may qualify for this exception so that our assets should not constitute the assets of a Benefit Plan that acquires or holds our Common Stock. Although, no assurance can be given that the “insignificant participation” exception will apply to us, it is highly likely that it is more than likely that the exception will apply because we intend to limit the ownership of any individual or entity to  no more than 9.8%.

If the underlying assets of our Company were treated by the Department of Labor as “plan assets,” the management of our Company would be treated as fiduciaries with respect to Benefit Plan stockholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan stockholders. If the underlying assets of our Company were treated as “plan assets,” an investment in our Company also might constitute an improper delegation of fiduciary responsibility to our Company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or breach. With respect to an IRA or similar account that invests in our Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

SECURITIES BEING OFFERED

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Charter and Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part. For a complete description of the Company’s capital stock, you should refer to the Charter and Bylaws and to the applicable provisions of Maryland law.

The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share. As of October 27, 2022, there are 3,109,957 issued and outstanding shares of Common Stock.

The shares of our Common Stock offered by this Offering Circular, when issued, will be duly authorized, fully paid and non-assessable. Even though we are intending to establish a redemption program, our Common Stock is not convertible or subject to redemption.

Shares of our Common Stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to affect a transfer.

Restrictions on Ownership and Transfer

Stockholders of our Company will not be allowed to own actually or beneficially more than 9.8% of our then outstanding Common Stock. This is so that we can comply with the REIT rules under the Code. We may also require a stockholder that holds more than 9.8% of our then outstanding Common Stock to redeem any excess shares so that their ownership percentage falls below the 9.8% limit.

Stockholders must obtain our approval before selling their shares. This is also so that we can comply with the REIT rules under the Code. Further, we may require the selling stockholder or the intended buyer to submit an affidavit stating the number of shares to be transferred, and the number of shares beneficially or actually owned.

These restrictions are to help us ensure that no single stockholder holds more than 9.8% of our then outstanding Common Stock.

Right to Dividends

Holders of our Common Stock are entitled to receive distributions authorized by our Board of Directors and declared by us out of legally available funds.

Some or all of our distributions may be paid from sources other than cash flow from operations, such as from the proceeds of this Offering, cash advances to us by our Manager, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom.

Our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds.

We may fund such advanced distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Manager or sponsors or from our Manager’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted.  See “Management Compensation.”

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our Board, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The Board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Conversion and Sinking Fund Rights

Our Common Stock does not have preference, conversion, exchange, sinking fund, or preemptive rights to subscribe for any of our securities.

Share Redemption Program

While stockholders should view this investment as long-term, we intend to establish a redemption plan whereby, following six months as of the date that an investor purchases any shares, on a semi-annual basis, an investor may have an opportunity to obtain liquidity.

The Manager and our Board of Directors have designed our Share Redemption Program with a view towards providing investors with an initial period during which to decide whether a long-term investment in the Company is right for them.

Despite the illiquid nature of the assets expected to be held by the Company, the Manager believes it is best to provide the opportunity for semi-annual liquidity in the event stockholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to stockholders who have not requested redemption. The Manager does not receive any economic benefit as a result of the discounted redemption price through year 5.

As of the date that an investor purchases shares, the per share redemption price will be calculated based on a declining discount to the per share price for our Common Stock in effect at the time of the redemption request, and rounded down to the nearest cent.

The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. However, there may be a cap to the share redemption program at each semi-annual period. The cap is:

•	for the first 2 years of our fund, each semi-annual period we will redeem a maximum of 10% of our then outstanding stock;

•	for years 3-5 of our fund, each semi-annual period we will redeem a maximum of 8% of our then outstanding stock; and,

•	for years 6 and above, each semi-annual period we will redeem a maximum of 5% of our then outstanding stock.

Accordingly, we intend to limit the number of shares to be redeemed during any semi-annual period to 5.0%, 4.0%, and 2.5%, respectively, of the Common Stock outstanding, with excess capacity carried over to the later semi-annual period of that year but not farther. However, as we intend to make real estate investments of varying terms and maturities, our Board of Directors may elect to increase or decrease the number of shares of Common Stock available for redemption in any given semi-annual period, as these real estate assets are paid off or sold, but in no event will we redeem more than 10.0%, 8.0%, and 5%, respectively, during any semi-annual period.

The reason for the declining percentage is that as the Company’s investment portfolio ages, a greater portion of our investors will be long term investors because short term investors will have previously exited. If we receive requests for more than the cap at any individual semi-annual period, then we will redeem shares on a pro rata basis.

If the semi-annual volume limitation is reached in any given semi-annual period or our Board of Directors determines to redeem fewer shares than have been requested to be redeemed in any particular semi-annual period, redemptions under our Share Redemption Program for such semi-annual period will be made on a pro rata basis.

Stockholders will be notified of a change to or suspension of our Share Redemption Program through our website, and through periodic or special filings with the Commission.

Our Board of Directors will consider various factors when deciding whether to modify or suspend our Share Redemption Program. These factors include: the health of the real estate market as a whole; the health and liquidity of the real estate assets held by us; the health and liquidity of any non-real estate assets held by us; and, other factors deemed relevant and prudent by our Board of Directors.

Our Share Redemption Program is open to all stockholders. However, we do place a limit that the stockholder must have held their shares for at least 6 months. Further, the stockholder may only request that we repurchase up to 25% of their shares semi-annually.

The redemption price normally will be paid in cash no later than twenty business days following the last calendar day of the applicable semi-annual period and will be the same for all shares redeemed in a given semi-annual period.

The redemption price with respect to the Common Stock that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been:

(i) paid with respect to such shares prior to the date of the redemption request; or,

(ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

In the interest of clarifying the below table, Common Stock purchased by the Company under its Share Redemption Program will be purchased at a price that never exceeds the then current offering price at the time the Redemption Request is made, even if redemption is not subject to a discount.

Holding Period From date of Purchase of Shares	Effective Redemption Price (as percentage of per share redemption price) (1)
1 year to 2 years	96	% (2)
2 years to 3 years	97	% (3)
3 years to 4 years	98	% (4)
4 years to 5 years	99	% (5)
5 years or More	100	% (6)

(1) The effective Redemption Price will be rounded down to the nearest $0.01.

(2) For shares held at least one (1) year but less than two (2) years, the Effective Redemption Price includes the fixed 4% discount to the per share price for our Common Stock in effect at the time of redemption.

(3) For shares held at least two (2) years but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our Common Stock in effect at the time of redemption.

(4) For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our Common Stock in effect at the time of redemption.

(5) For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our Common Stock in effect at the time of redemption.

(6) For Shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our Common Stock in effect at the time of such redemption.

Furthermore, any stockholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including, but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.  The redemption plan may be changed or suspended by our Board or Directors at any time. But if it is changed, we will do so through a special or regular filing as described below.

Voting Rights

Subject to the restrictions on ownership and transfer of stock contained in our Charter and except as may otherwise be specified in our Charter, each share of Common Stock will have one vote per share on all matters voted on by stockholders, including election of Directors. Common Stock does not have cumulative voting. This means that a majority of the outstanding Common Stock will not likely be able to replace the entire Board of Directors.

Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter provides for a majority vote in these situations. Our Charter further provides that any or all of our Directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of Directors. For these purposes, “cause” means, with respect to any particular Director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such Director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our Bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our Company, unless the action is advised, and submitted to the stockholders for approval, by our Board of Directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

NO LEGAL PROCEEDINGS

The Company is not involved in, nor does it anticipate any legal proceedings beyond those that are incidental to the operation of its business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Commission has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through: (1) the exercise of any option, warrant or right; (2) the conversion of a security; (3) the power to revoke a trust, discretionary account or similar arrangement; or, (4) the automatic termination of a trust, discretionary account or similar arrangement.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of Common Stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this Offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The following table sets forth the approximate beneficial ownership of shares of the Company’s Common Stock as of June 30, 2022, for each person or group that holds more than 5% of the Common Stock, for each Director and executive officer and for the Directors and executive officers as a group. To our knowledge, each person that beneficially owns shares of Common Stock has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 5404 Cypress Center Drive, #320, Tampa, Florida 33609.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Brandon Mendenhall	10,421	0.351%
Amy Vaughn	4,155	0.140%
Allen Pan	17,468	0.589%
Andrew Nonis	-	0.000%
Taylor Green	320	0.011%
RAD Management (1)	99,391	3.352%
Jeffrey Thomas	99,717	3.363%
Epic Management	104,089	3.511%
All directors and executive officers as a group (5 persons)	32,364	1.092%

(1)	Brandon Mendenhall, Amy Vaughn and Allen Pan own 22%, 22% and 9%, respectively, of the partnership interests of RAD Management and disclaim beneficial ownership of the shares owned by RAD Management.

Change In Control

The Officers and Directors of RAD Management, LLC have a policy, whereby an individual Officer or Director leaves distributions owed by Company to such individual Officer and Director in an equity account of the Company. This policy will result in the equity ownership of such Officer or Director to grow over time. This growth of equity ownership could eventually result in a change of ownership of Company. However, no Officer or Director will be allowed to own more than 1/3 of the Company’s stock at any given time.

Each Officer and Director will make their own decision whether to engage in this practice of equity account build up.

DIRECTORS AND EXECUTIVE OFFICERS

Structure of Board of Directors

We operate under the direction of our Board of Directors (the “Board”).  Our Board is responsible for the overall management and control of our affairs.  Our Board has retained our Manager to manage our day-to-day operations and our portfolio of real estate assets, subject in all respects to supervision by the Board.

Our Directors must perform their duties in good faith and in a manner each Director reasonably believes to be in our best interests.  Further, our Directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances.  However, our Directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require.  We do not expect that our Directors will be required to devote a substantial portion of their time to us in discharging their duties.

Although our Board of Directors may increase or decrease the number of Directors, a decrease may not have the effect of shortening the term of any incumbent Director.  Any Director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of Directors.  The notice of any special meeting called to remove a Director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the Director shall be removed.

In addition to meetings of the various committees of our Board of Directors, which committees we describe below, we expect our Directors to hold at least four regular board meetings each year.

Name	Position	Age	Term of Office	Approximate hours per week
Executive Officers:
Dutch Mendenhall	Chief Executive Officer, Chief Investment Officer	43	February 2019-present	Full-time
Andrew Nonis	Chief Financial Officer and Treasurer	54	May 2019-present	Full-time
Taylor Green	Chief Operating Officer and Corporate Secretary	29	August 2020-present	Full-time

Directors:
Dutch Mendenhall	Chair of the Board of Directors	43	February 2019-present
Amy Vaughn	Director	44	February 2019 -present
Allen Pan	Director	42	February 2019-present	Part-Time

Biographies

Brandon “Dutch” Mendenhall – Chief Executive Officer, Chief Investment Officer and Chair of the Board

Brandon “Dutch” Mendenhall is a real estate investor and educator who specializes in the use of tax deeds and real estate leverage to invest in opportunities in the single-family and multi-family residential, mixed residential-commercial, and income producing farmland market. He began his business career as an executive recruiter specializing in commercial real estate and banking.  In 2008, he met Amy Vaughn, and they combined their mentoring and educational resources and started Tax Auction Investors, a real estate education platform where he has mentored thousands of students while coaching them through their real estate deals.

Dutch Mendenhall is presently in charge of six real estate investment funds. He acts as the chief executive officer and sponsor of two companies, the general partner of four companies, an investment partnership sponsored and formed by Mr. Mendenhall for the purpose of acquiring single-family and multi-family residential, and mixed residential-commercial real estate on an opportunistic and value-added basis.

Andrew Nonis - Chief Financial Officer and Treasurer

Mr. Andrew Nonis is the Company’s chief financial officer and treasurer. Andrew has over 29 years of experience as a corporate and real estate accountant. In 2019, Mr. Nonis joined the Company as an accountant and shortly after became the Company’s chief financial officer and treasurer. In this role, Mr. Nonis maintains an accurate accounting of all Company financial transactions, responsible for maintaining Company’s record of stockholders, and maintaining qualification as a REIT.

Mr. Nonis earned a bachelor’s degree in finance from the University of Southern California.

Taylor Green - Chief Operating Officer and Corporate Secretary

Taylor Green is the Company’s Chief Operating Officer and Corporate Secretary. Taylor has over 7 years of experience in the operations space. In 2020, Ms. Green became the Company’s corporate secretary to ensure corporate governance and formalizing Board decisions for the Company. In 2022, she became chief operating officer. She ensures implementation of daily policies, implements new innovative software's and solutions, and oversees Company filings for its offerings.

Ms. Green holds bachelor’s and master’s degrees in wellness science from Fresno State and Arizona University, respectively.

Amy Vaughn - Director

Amy Vaughn has been actively involved in real estate mentoring for two decades.  In 2008, she met Dutch Mendenhall, and they combined their mentoring and educational resources and started Tax Auction Investors, a real estate education platform where she has mentored thousands of students while coaching them through their real estate deals.

Since 2016, she has been a managing member of four real estate investment companies and on the board as a Director for two REITs. Each of these companies focus on the purpose of acquiring single-family and multi-family residential, mixed residential-commercial real estate, and income producing farmland on an opportunistic and value-added basis. Amy has overseen, developed, and grown each of these real estate investment funds focusing on the investor care, finances of the Company, and new strategies for the Company to develop

Allen Pan - Director

Mr. Pan has more than 11 years of financial industry experience. Mr. Pan is seasoned investment strategist with a panoramic view of traditional investment vehicles.  Mr. Pan is active in private equity and focuses on Alternative Medical Treatment and Blockchain.

According to Mr. Pan, under-valued, income-producing real estate holds vast profit potential. Mr. Pan is helping the Company expand its United States footprint. And, more importantly, he facilitates access to global investors. Mr. Pan resides in British Columbia, Canada.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

In 2020, none of the named Executive Officers of our Company were paid money or granted equity.

On January 1, 2021, the Company began to pay Executive Officers a salary of $5,000 per month, which increased by 10% per month through the end of the 2021. Each Executive Officer received a total of $106,921.42 in salary for the year ended December 31, 2021.

Between January 1, 2021 and June 30, 2022, we compensated our directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)		Other compensation ($)	Total compensation ($)
Brandon Mendenhall	CEO/President		$227,995.87	$0		$227,995.87

Amy Vaughn	Director		$227,995.87	$0		$227,995.87

		$		$0	$

Dual Role of Executive Officers

Even though we are externally managed, our named Executive Officers are employed directly by RAD Diversified REIT, Inc. The named Executive Officers and any other employees that will be involved in promoting our shares under this offering will be compensated only by RAD Diversified REIT, Inc. and not by our Manager. To be clear, our named Executive Officers and other employees performing fundraising functions will not receive any salary or employment benefits from our Manager, RAD Management, LLC. The reason for this is that, acting as employees of our Company, they will be at liberty to promote the sale of our securities in compliance with State and Federal securities law.

Working through our Manager, our named Executive Officers, together with employees of our Manager, will perform asset management, acquisition of real estate assets, property management, and financial management.  Fees for these services will be paid to our Manager and our Executive Officers will realize growth as owners/members of our Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Compny entered into three promissory notes receivable from DHI Fund, LP, DHI Holdings, LP, and DDH Fund, LP, which are all managed by the Company’s Manager as part of a two-stage process to acquire property using the Company’s own stock. From that perspective, even though the notes receivable will be used to acquire real estate from these three funds, these notes also have a specific cash value. Should the Company need additional cash, the Company may decide to sell these notes receivable at a discount.

One of the Company’s current stockholders, who is our Manager, also controls the limited partnership, DDH Fund, LP. DDH Fund LP has periodically sold real estate holdings to the Company and collects rents on behalf of the Company. There is no fee schedule or formal agreement with respect to rents collected by DDH Fund LP.   DDH Fund, LP is the debtor on two promissory notes, one dated February 2, 2020 in favor of the Company, originally in the amount of $1,753,277.67 plus applicable interest at a rate of 10.95%, which was superseded with a second note dated December 20, 2021 in favor of the Company, originally in the amount of $3,802,508.72 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $5,000,000) and accrues interest at a rate of 0.95%.

One of the Company’s current stockholders, who is our Manager, also controls the limited partnership, DHI Fund, LP. DHI Fund LP has periodically sold real estate holdings to the Company and collects rents on behalf of the Company. There is no fee schedule or formal agreement with respect to rents collected by DHI Fund LP.   DHI Fund LP is the debtor on two promissory notes, one dated February 2, 2020 in favor of the Company, originally in the amount of $1,464,372.81 plus applicable interest at a rate of 10.95%, which was superseded with a second note dated December 20, 2021, in favor of the Company, originally in the amount of $1,130,018.33 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $3,000,000) and accrues interest at a rate of 0.95%

One of the Company’s current stockholders, who is our Manager, also controls the limited partnership, DHI Holdings, LP. DHI Holdings, LP has periodically sold real estate holdings to the Company and collects rents on behalf of the Company. There is no fee schedule or formal agreement with respect to rents collected by DHI Holdings, LP. DHI Holdings, LP is the debtor on two promissory notes, one dated February 2, 2020 in favor of the Company, originally in the amount of $ $1,002,842.37 plus applicable interest at a rate of 10.95%, which was superseded with a second note dated December 20, 2021, in favor of the Company, originally in the amount of $724,155.48 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $2,000,000) and accrues interest at a rate of 0.95%

SELECTION, MANAGEMENT AND CUSTODY OF INVESTMENTS

Our External Manager

Our Manager will be responsible for:

•	the selection, purchase and sale of our portfolio investments;

•	our financing activities;

•	leasing of our Investment to tenants;

•	sales of our assets in order to provide liquidity;

•	maintenance and risk mitigation (including insurances acquisition); and,

•	providing us with real-estate advisory services.

Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate.

Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Manager and its affiliates. We believe that our future success depends, in large part, upon our Manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel.

See Management Agreement, filed as Exhibit 6.1 to the Offering Statement of which this Offering Circular forms a part.

Investment Discretion

Our Manager is authorized to follow very broad investment guidelines established by our Board of Directors. Our Board of Directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies.

In addition, in conducting periodic reviews, our Board of Directors may rely primarily on information provided to them by our Manager.

Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Even though our Manager will be providing real-estate advisory services, our Manager is not a licensed asset manager.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Policy Regarding Conflicts in Pecuniary Interest

The Company does not have a policy that expressly restricts any of our Directors, Officers, stockholders or affiliates, including our Manager and its officers and employees, from having a pecuniary interest in an investment in, or from, conducting, for their own account, business activities of the type we conduct.

As stated elsewhere in this Offering Circular, members of our Board are the same individuals that serve as board members of our Manager and of several other investments structured and managed by our board members.

Competition with Manager and Affiliates

The Company does not have an explicit policy prohibiting our Directors, Officers, stockholders or affiliates, including our Manager and its officers and employees from competing with our interests.

LIMITATIONS OF LIABILITY

Liability of our Directors and Officers is Limited

Our Charter limits the personal liability of our Directors and Officers to us and our stockholders and our Charter authorizes us to obligate ourselves to indemnify and advance expenses to our Directors and our Officers except to the extent prohibited by the Maryland General Corporation Law (“MGCL”).  In addition, our Bylaws require us to indemnify and advance expenses to our Directors and our Officers.

In addition, our Bylaws require us to indemnify and advance expenses to our Directors and our Officers, and permit us, with the approval of our Board of Directors, to provide such indemnification and advance of expenses to any individual who served as a predecessor of these officers in any of the capacities described above and to any employee or agent of our Company.

Liability of our Manager is Limited

Upon approval of our Board of Directors, we are authorized to indemnify and advance expenses to our Manager. This obligation arises under our Management Agreement.

Indemnification of Controlling Persons

Our Charter limits the personal liability of our Directors and Officers to us and our stockholders for monetary damages and our Charter authorizes us to obligate ourselves to indemnify and advance expenses to our Directors, our Officers, and our Manager, except to the extent prohibited by the MGCL, and as set forth below. In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to indemnify and advance expenses to our Manager, except to the extent prohibited by the MGCL.

Under the MGCL, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

▪	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

▪	the director or officer actually received an improper personal benefit in money, property or services; or,

▪	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Manager (including any director or officer who is or was serving at the request of our Company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) (each of the foregoing, an “Indemnified Person”) so long as:

1. Such Indemnified Person was acting on behalf of, or performing services for, the Company;

2. Such Indemnified Person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; and,

3. Such liability or loss was not the result of:

▪	any proceeding charging improper personal benefit to the Indemnified Person, in which the Indemnified Person was adjudged to be liable on the basis that personal benefit was improperly received; or,

▪	any proceeding where the Indemnified Person is found by a court of law to be guilty of a felony directly related to his or her or its dealings with the Company.

In addition, our Bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our Board of Directors, to provide such indemnification and advance of expenses to any individual who served as a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Manager, or a predecessor of us.

We have purchased and maintain insurance on behalf of all of our Directors and executive officers against liability asserted against, or incurred by, them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

FINANCIAL STATEMENTS

RAD DIVERSIFIED REIT, INC

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021 AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(UNAUDITED)

F-1

RAD DIVERSIFIED REIT, INC.

BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

ASSETS:	AS OF JUNE 30, 2022 (UNAUDITED)		AS OF DECEMBER 31, 2021 (AUDITED)
Current Assets
Real Estate Assets, net of depreciation		$43,003,524.20		$15,139,912
Cash and cash equivalents		$2,568,634.43		$1,348,485
Accounts Receivable		$4,405,627.00		$241,384
Deposits with vendors	$			$488,781
Other current assets		$3,107,119.30		$602,905
Impound accounts	$			$0
Notes Receivable, current portion		$569,275.50		$1,138,551
JV Receivables		$-		$0
Loans to Shareholder		$-		$0
Receivable from Affiliates		$5,114,036.48	$
Prepaid Expenses		$-		$0
Farm Equipment		$394,889.87
Inventory and Other Assets		$1,663,482.82		$573,200
Total Current Assets		$60,826,589.60		$19,533,218

Other Assets
Property and Equipment, net of depreciation		$157,087.15		$171,306
Operating Lease - Right of Use Asset		$695,514.31		$695,514
Notes Receivable - Long Term portion		$7,693,263.50		$7,794,393
TOTAL OTHER ASSETS		$8,545,864.96		$8,661,213

TOTAL ASSETS		$69,372,454.56		$28,194,431

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable		$3,625,346.30		$1,563,534
Payroll Liabilities		$482,617.43		$126,066
Prepaid Rents		$16,143.58		$7,971
Security Deposits				$415,955
Accrued Liabilities				$164,804
Operating Lease Liabilities				$221,822
Other Current Liabilities		$7,525,949.16		$2,431,208
Current Portion of Notes Payable				$1,266,000
Total Current Liabilities		$11,650,056.47		$6,197,360

Long Term Liabilities
Notes Payable long term portion		$$24,417,960.13		$2,910,071
Operating Lease Liabilities, net of current		$697,153.54		$475,332
Total Long Term Liabilities		$25,115,113.67		$3,385,403
Total Liabilities		$36,765,170.14		$9,582,763

COMMON STOCK, $.001 PAR VALUE; 2,964,914 AND 1,779,828 SHARES OUTSTANDING AS OF 6/30/2022 AND 12/31/2021 RESPECTIVELY		$2,965		$1,780
ADDITIONAL PAID IN CAPITAL		$47,812,427.00		$25,187,683

ACCUMULATED DEFICIT		$(15,208,108.00)		$(6,577,795)

TOTAL EQUITY		$32,607,284.00		$18,611,668
TOTAL LIABILITIES AND EQUITY		$69,372,454.14		$28,194,431

See notes to financial statements.

F-2

RAD DIVERSIFIED REIT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(UNAUDITED)

	FOR THE SIX	FOR THE SIX
	MONTHS	MONTHS
	ENDED JUNE	ENDED JUNE
	30, 2022	30, 2021
REVENUES:
OPERATING REVENUES	$3,737,054.03	$230,211.86
NET INTEREST REVENUES	$10,237.20	$59,944.80
FEES RECAPTURED	$48,339.78
REIMBURSABLE EXPENSES	$20.00	$459,864.36
TOTAL NET REVENUES	$3,795,651.01	$750,021.02

OPERATING EXPENSES:
COST OF ASSETS SOLD	$17,772.73
GENERAL EXPENSES	$5,405,541.70	$556,809.13
MANAGEMENT FEES	$1,915,395.42	$665,548.00
ADVERTISING & MARKETING	$2,118,894.43	$439,881.77
REAL ESTATE EXPENSES	$2,861,818.85	$156,952.93
FARM EXPENSES		$50,000.00
TOTAL OPERATING EXPENSES	$12,319,423.13	$1,869,191.83

GAINS / LOSSES FROM OPERATIONS	$(8,523,772.12)	$(1,119,170.81)

OTHER INCOME:
FEES RECAPTURED	$-	$3,800.00
OTHER INCOME:	$31,771.23
OTHER EXPENSES	$(138,312.14)
TOTAL OTHER INCOME	$(106,540.91)	$3,800.00

GAIN/(LOSS) BEFORE PROVISION FOR INCOME TAXES	$(8,630,313.03)	$(1,115,370.81)
PROVISION FOR INCOME TAXES	-	-

NET GAIN/(LOSS)	$(8,630,313.03)	$(1,115,370.81)

See notes to financial statements.

F-3

RAD DIVERSIFIED REIT, INC

STATEMENT OF EQUITY

JANUARY THROUGH JUNE 2021 AND 2022 (UNAUDITED)

JANUARY 1, 2021 THROUGH JUNE 30, 2021

	Common Stock
	Shares	Value	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, JANUARY 1, 2021	545,752	$545.00	$6,021,916.05	$(715,973.30)	$5,306,487.75
Capital Contributions	378,731	$924.00	$5,363,918.90		$5,364,842.90
Net Profit / (Loss)				$(1,115,370.81)	$(1,115,370.81)

Ending Balance, JUNE 30, 2021	924,483	$1,469.00	$11,385,834.95	$(1,831,344.11)	$9,555,959.84

JANUARY 1, 2022 THROUGH JUNE 30, 2022 (UNAUDITED)

	Common Stock
	Shares	Value	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, JANUARY 1, 2022	1,779,828	$1,780.00	$25,187,683.00	$(6,577,795.00)	$18,611,668.00
Capital Contributions	1,185,086	$1,185.00	$22,624,744.00		$22,625,929.00
Net Profit / (Loss)				$(8,630,313.03)	$(8,630,313.03)

Ending Balance, JUNE 30, 2022	2,964,914	$2,965.00	$47,812,427.00	$(15,208,108.03)	$32,607,283.97

See notes to financial statements.

F-4

RAD DIVERSIFIED REIT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(UNAUDITED)

	JANUARY -	JANUARY -
	Jun-22	Jun-21
OPERATING ACTIVITIES
Net Income	-8,630,313.03	$-1,115,370.81
Adjustments to reconcile Net Income to Net Cash provided by operations:		$-
Accounts Receivable (A/R)	-10,835,593.88	$-2,194,454.10
DEALMAKER HOLDBACKS RECEIVABLE	-194,273.91
DEPOSITS WITH VENDORS	379,017.81	$-2,609,550.00
INVENTORY - LIVESTOCK:BULLS		$-3,500.00
INVENTORY	-970,000.00	$-29,700.00
PREPAID RENTS RECEIVED		$2,000.00
SHAREHOLDER DISTRIBUTIONS PAYABLE		$-181,605.85
JV FUNDS HELD FOR REHAB EXPENSES		$11.51
JV RENTS PAYABLE		$11,428.81
INVESTMENT FUNDS HELD IN ESCROW		$-281,189.78
PREPAID EXPENSES:PREPAID INSURANCE
Accounts Payable (A/P)	6,870,601.42	$682,630.06
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	-4,750,248.56	$-4,603,929.35
Net cash provided by operating activities	-13,380,561.59	$-5,719,300.16
INVESTING ACTIVITIES
Net cash provided by investing activities	-28,274,328.63	$-152,416.62
FINANCING ACTIVITIES
Net cash provided by financing activities	42,875,039.16	$6,154,704.30
Net cash increase for period	1,220,148.94	$282,987.52
Cash at beginning of period	1,348,885.49	$16,181.81
Cash at end of period	2,568,634.43	$299,169.33

See notes to financial statements.

F-5

NOTES

Note 1 – General

RAD Diversified REIT, Inc. (the “Company”) was incorporated on May 11, 2017 in the State of Maryland. The  Company’s objective is to acquire and then reposition (if required), lease and manage income producing single family residential, multi-family residential, income producing farms and mixed-use residential/commercial properties across primary and  secondary markets throughout the United States. Initially, the Company will concentrate on acquiring a portfolio  of properties in Pennsylvania, Texas, California, Idaho, Florida, Tennessee and New Jersey, where the principals of management have significant investing and property management experience.

The Company’s primary intent is to purchase single-family residential, multi-family residential, income producing farms and mixed-use residential/commercial properties at below-market-prices. Below-market-price purchases may be made at foreclosure auctions, Real-Estate-Owned property sales and tax-deed auctions, as well as purchasing from “Wholesalers” where appropriate.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statement.

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.  These reclassifications had no impact on the Company’s previously reported financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Allowance for Doubtful Accounts

The allowance for doubtful accounts represents an estimate by the Company's management of specific accounts deemed uncollectible.

Income Properties, Real Estate and Depreciation

The Company depreciates buildings on a straight-line basis over estimated useful lives, generally 27.5 years depending on intended use of the property. The Company will capitalize all capital improvements associated with replacements, improvements or major repairs to real property that extend its useful life and depreciate them using the straight-line method over their estimated useful lives ranging from 3 to 30 years. Although no development projects are currently in progress, the Company will capitalize costs incurred in connection with our development projects, interest incurred on borrowing obligations and other internal costs during periods in which qualifying expenditures have been made and activities necessary to get the development projects ready for their intended use are in progress. Capitalization of these costs begins when the activities and related expenditures commence and ceases when the project is substantially complete and ready for its intended use, at which time the project is placed into service and depreciation commences.

F-6

The Company charges maintenance and repair costs that do not extend an asset’s useful life to expense as incurred.

The Company will periodically evaluate the net realizable value of its properties and provide a valuation allowance when it becomes probable there has been a permanent impairment of value.

Revenue Recognition

Revenue is recognized when it is probable that the economic benefit will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received or receivable. Rental income from operating leases is recognized over the life of the lease agreements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Management believes that the estimates utilized in preparing our financial statements are reasonable and prudent. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are equal or approximate to their fair values due to the short-term maturity of those instruments.

Income Taxes

The Company has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Service Code beginning with the taxable year ended December 31, 2019. As a REIT, the Company generally is not subject to federal income tax on income that is distributed to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at the regular Corporation tax rate. The Company believes it is organized and will operate in such a manner as to qualify to be taxed as a REIT and intends to operate so as to remain qualified as a REIT for federal income tax purposes. Under the Internal Revenue Service Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its shareholders. There are additional specific requirements which must be met in order to be qualified, such as organizational, income source and other requirements. Potentially significant monetary penalties, primarily keyed to taxable income, may be imposed on a REIT that fails to meet all relevant requirements.

The Company, in accordance with FASB ASC 740 Topic, Income Taxes, performs the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be derecognized and recorded as a tax benefit or expense in the current year. However, the Company’s conclusions regarding these uncertain tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations and interpretations thereof.

Recent Accounting Standards

Standards Adopted

ASU 2016-02, Leases (Topic 842). This standard amends existing lease accounting standards for both lessees and lessors. Lessees must classify most leases as either finance or operating leases. For lease contracts, or contracts with an embedded lease, with a duration of more than one year in which we are the lessee, the present value of future lease payments are recognized on our consolidated balance sheets as a right-of-use asset and a corresponding lease liability. Lessors Lease contracts currently classified as operating accounted for similarly to prior guidance.

F-7

However, lessors are required to account for each lease and non-lease component, such as common area maintenance or tenant service revenues, of a contract separately. In July 2018, the FASB issued 2018-11, Leases (Topic 842) - Targeted Improvements (“ASU 2018-11”), which provides lessors optional transition relief from implementing this aspect of ASU 2016-02 if the following criteria are met: (1) both components have the same timing and pattern of revenue and (2) if accounted for separately, both components would be classified as an operating lease.

Also, under ASU 2016-02, only incremental costs or initial direct costs of executing a lease contract qualify for capitalization, while prior accounting standards allowed for the capitalization of indirect leasing costs.

We adopted the new standard as of January 1, 2019. The adoption of the new standard did not have a material impact on our financial statements.

Note 3 – Subsequent Events

The Company evaluated its June 30, 2021 financial statements for subsequent events through September 20, 2022, the date the financial statements were issued. As of September 1, 2022, the company has accepted the resignation of former Chief Security Officer Vincent Mendoza, and assigned his former duties to others in the IT Department until such time as the company deems it necessary to formally replace him.

F-8

RAD Diversified REIT, Inc.

Audited Financial Statements

and Supplementary Information

December 31, 2021 and 2020

F-9

RAD Diversified REIT, Inc.

F-10

Independent Auditor’s Report

To the Board of Directors of

RAD Diversified REIT, Inc.

Opinion

We have audited the accompanying financial statements of RAD Diversified REIT, Inc. (a Maryland corporation) (the “Company”) which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2021 and 2020, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAD Diversified REIT, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted In the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of RAD Diversified REIT, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained Is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

Our original independent auditor's report dated, June 10, 2022, omitted the audit opinion. The audited financial statements and supplementary information have been reissued to include the opinion.

Critical Audit Matters

The critical audit matters communicated below is a matter arising from the current period audit of the Financial Statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the Financial Statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

F-11

To the Board of Directors of RAD Diversified REIT, Inc.

Independent Auditor’s Report

Impairment Assessment of Real Estate Assets

As described in Note 2 to the Financial Statements, management reviews properties for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines if an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. Actual results could differ from estimates supporting the Company’s impairment analysis. If management’s analysis indicates an impairment, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. As of December 31, 2021, the Company had $15 million in real estate assets, net of accumulated depreciation, with no impairment recognized for the year ended December 31, 2021.

We identified management’s impairment assessment as a critical audit matter primarily because of the significant estimates involved in management’s impairment analysis, as these estimates resulted in audit procedures involving a high degree of auditor judgment and subjectivity and challenges in obtaining and evaluating audit evidence.

Our testing procedures to address this critical audit matter included the following:

•	obtaining an understanding of the Company’s internal control over financial reporting applicable to management’s impairment assessment, including controls pertaining to management’s estimates supporting the impairment analysis;
•	evaluating the methodology used by management in its impairment analysis;
•	comparing the operating income before depreciation for each property to historical results;
•	evaluating the reasonableness of capitalization rates used in management’s impairment analysis, taking into consideration comparable market data, including the location and quality rating of the properties; and
•	evaluating the completeness and accuracy of the underlying data used by management in its impairment analysis.

Financial Management Fees

As described in Note 6 to the Financial Statements, the Company shall pay a financial management fee, of 20.00% of the increase in net asset value excluding investment activity and an acquisition fee of $1,000 for each property purchased. Management reviews properties quarterly to determine unrealized gains for which the financial management fees are calculated. Actual results could differ from estimates supporting the Company’s valuation analysis. If management’s analysis indicates an increase in the value of the property, that increase will be used as a basis for the calculation. For the year ended December 31, 2021, the Company incurred $2 million in relation to the financial management fee.

We identified management’s calculation of the financial management fee assessment as a critical audit matter primarily because of the significant estimates involved in management’s net asset value analysis, as these estimates resulted in audit procedures involving a high degree of auditor judgment and subjectivity and challenges in obtaining and evaluating audit evidence.

F-12

To the Board of Directors of RAD Diversified REIT, Inc.

Independent Auditor’s Report

Our testing procedures to address this critical audit matter included the following:

•	obtaining an understanding of the Company’s internal control over financial reporting applicable to management’s calculation of the financial management fees, including controls pertaining to management’s estimates supporting the impairment analysis;
•	evaluating the methodology used by management in its analysis;
•	comparing the operating income before depreciation for each property to historical results;
•	evaluating the reasonableness of data used in management’s analysis, taking into consideration comparable market data, including the location and quality rating of the properties; and
•	evaluating the completeness and accuracy of the underlying data used by management in its calculation.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about RAD Diversified REIT, Inc.'s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to Issue an auditor's report that Includes our opinion. Reasonable assurance is a high level of assurance but Is not absolute assurance and therefore Is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when It exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may Involve collusion, forgery, intentional omissions, misrepresentations, or the override of Internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would Influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures Include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of RAD Diversified REIT, Inc's Internal control. Accordingly, no such opinion Is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

F-13

To the Board of Directors of RAD Diversified REIT, Inc.

Independent Auditor’s Report

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about RAD Diversified REIT, Inc's ability to continue as a going concern for a reasonable period of time,

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the basic financial statements as a whole. Schedule 1 – Operating Expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

KHO & PATEL

San Dimas, California

June 10, 2022

(except for updated independent auditor’s report opinion section, as to which the date is November 10, 2022).

F-14

RAD DIVERSIFIED REIT, INC.

BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

ASSETS	2021	2020
ASSETS
Real estate assets, net of accumulated depreciation of $177,768 and $51,378 (Note 4)	$15,139,912	$3,212,606
Cash on hand and in banks	1,348,485	16,182
Accrued rents and accounts receivable, net of allowance for doubtful accounts	236,384	85,074
Related party receivable (Note 6)	5,000	644,004
Inventory and other assets (Note 3)	573,200	-
Prepaid expenses	-	1,788
Escrows and acquisition deposits	488,781	1,171,060
Other current assets	602,905	-
Current portion of notes receivable - related parties	1,138,551	2,302,734

Total current assets	19,533,218	7,433,448

OTHER ASSETS
Property and equipment, at cost, net of accumulated depreciation of $6,540 and $0 (Note 5)	171,306	-
Operating lease right-of-use asset	695,514	-
Notes receivable - related parties (Note 7)	8,932,944	2,302,734
Less: current portion of notes receivable - related parties	(1,138,551)	(2,302,734)

Total other assets	8,661,213	-

Total assets	$28,194,431	$7,433,448

See independent auditor's report and accompanying notes to financial statements.

F-15

RAD DIVERSIFIED REIT, INC.

BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

LIABILITIES AND STOCKHOLDERS' EQUITY	2021	2020
CURRENT LIABILITIES
Accounts payable	$128,097	$31,659
Related party payable (Note 6)	1,435,437	998,949
Payroll liabilities	126,066	-
Prepaid rents	7,971	5,921
Security deposits	415,955	4,100
Accrued liabilities	164,804	-
Operating lease liabilities	221,822	-
Other current liabilities	2,431,208	1,058,070
Current portion of notes payable	1,266,000	-

Total current liabilities	6,197,360	2,098,699

LONG-TERM LIABILITIES
Notes payable (Note 8)	4,176,071	-
Less: current portion of notes payable	(1,266,000)
Operating lease liabilities, net of current	475,332	-

Total long-term liabilities	3,385,403	-

COMMITMENTS AND CONTINGENCIES (Note 9)	-	-

Total liabilities	9,582,763	2,098,699

STOCKHOLDERS' EQUITY
Capital stock, $.001 par value, 50,000,000,000 shares authorized, 1,779,828 shares issued and outstanding as of December 31, 2021, 544,844 shares issued and outstanding as of December 31, 2020.	1,780	545
Additional paid-in capital	25,187,683	6,021,916
Accumulated deficit	(6,577,795)	(687,712)

Total stockholders' equity	18,611,668	5,334,749

Total liabilities and stockholders' equity	$28,194,431	$7,433,448

See independent auditor's report and accompanying notes to financial statements.

F-16

RAD DIVERSIFIED REIT, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
OPERATING REVENUE	$384,535	$112,459

OPERATING EXPENSES (Schedule 1)	7,625,617	1,204,020

Loss from operations	(7,241,082)	(1,091,561)

OTHER INCOME (EXPENSES)
Interest income	193,118	399,227
Interest expense	(133,317)	-
Gain on sale of assets	1,296,448	73,425
Other income	1,500	2,521
Other expense	(6,750)	-

Total other income (expenses)	1,350,999	475,173

Loss before provision for income taxes	(5,890,083)	(616,388)

PROVISION FOR INCOME TAXES	-	-

Net loss	$(5,890,083)	$(616,388)

See independent auditor's report and accompanying notes to financial statements.

F-17

RAD DIVERSIFIED REIT, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Common Stock		Additional	Accumulated
	Shares	Value	Paid-In Capital	Deficit	Total
Balance, January 1, 2020	66,852	$67	$668,453	$(68,204)	$600,316

Issuance of common stock	510,830	511	5,718,947	-	5,719,458

Buyback of common stock	(32,838)	(33)	(365,484)	(3,120)	(368,637)

Net loss	-	-	-	(616,388)	(616,388)

Ending balance, December 31, 2020	544,844	545	6,021,916	(687,712)	5,334,749

Issuance of common stock	1,293,333	1,293	19,973,911	-	19,975,204

Buyback of common stock	(58,349)	(58)	(808,144)	-	(808,202)

Net loss	-	-	-	(5,890,083)	(5,890,083)

Ending balance, December 31, 2021	1,779,828	$1,780	$25,187,683	$(6,577,795)	$18,611,668

See independent auditor's report and accompanying notes to financial statements.

F-18

RAD DIVERSIFIED REIT, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,890,083)	$(616,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	136,156	47,606
Gain on sale of assets	(1,296,448)	(73,425)
Changes in operating assets and liabilities:
Accrued rents and accounts receivable	(151,310)	(83,913)
Other receivable	-	32,474
Inventory	(573,200)	-
Related party receivable/payable	1,075,492	328,816
Prepaid expenses	1,788	269
Escrows and acquisition deposits	682,279	(1,018,060)
Other current assets	(601,265)	-
Accrued liability	164,804	-
Accounts payable	96,438	(1,078)
Prepaid rents	2,050	5,071
Security deposits	411,855	1,050
Payroll liabilities	126,066	-
Other current liabilities	1,373,138	943,070

Net cash used in operating activities	(4,442,240)	(434,508)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate assets	(10,782,003)	(3,621,501)
Proceeds from sale of assets	1,905,600	818,682
Purchase of fixed assets	(177,846)	-

Net cash used in investing activities	(9,054,249)	(2,802,819)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of notes receivable - related parties	(7,794,153)	(4,220,493)
Proceeds from notes receivable - related parties	1,163,943	1,917,759
Proceeds from notes payables	2,332,000	-
Repayments on notes payables	(40,000)	-
Buyback of common stock	(808,202)	(368,637)
Issuance of common stock	19,975,204	5,719,458

Net cash provided by financing activities	14,828,792	3,048,087

Net (decrease) increase in cash	1,332,303	(189,240)

Cash at beginning of year	16,182	205,422

Cash at end of year	$1,348,485	$16,182

See independent auditor's report and accompanying notes to financial statements.

F-19

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 1 – General

RAD Diversified REIT, Inc. (the “Company”) was incorporated on May 11, 2017 in the State of Maryland. The Company’s objective is to acquire and then reposition (if required), lease and manage income producing single-family residential, multi-family residential and mixed-use residential/commercial properties across primary and secondary markets throughout the United States. Initially, the Company will concentrate on acquiring a portfolio of properties in Pennsylvania, Texas, California, New Jersey, Idaho and Florida, where the principals of management have significant investing and property management experience.

The Company’s primary intent is to purchase single-family residential, multi-family residential and mixed-use residential/commercial properties at below-market-prices. Below-market-price purchases may be made at foreclosure auctions, Real-Estate-Owned property sales and tax-deed auctions.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation. These reclassifications had no impact on the Company’s previously reported financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of December 31, 2021.

F-20

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 2 – Summary of Significant Accounting Policies (continued)

Accrued Rents and Accounts Receivable

Included in accrued rents and accounts receivable are base rents, tenant reimbursements and receivables attributable to recording rents on a straight-line basis. The Company reviews the collectability of charges under their tenant operating leases on a regular basis, taking into consideration changes in factors such as the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area where the property is located including the impact of the COVID-19 pandemic on tenants’ businesses and financial condition. The Company will recognize an adjustment to rental revenue if they deem it probable that the receivable will not be collected. The review of collectability under their operating leases includes any accrued rental revenues related to the straight-line method of reporting rental revenue. For the years ended December 31, 2021 and 2020, the Company recorded an allowance for uncollectible accounts of $0 and $0, respectively.

Real Estate Assets

The Company depreciates buildings on a straight-line basis over estimated useful lives, generally 27.5 years depending on intended use of the property. The Company will capitalize all capital improvements associated with replacements, improvements or major repairs to real property that extend its useful life and depreciate them using the straight-line method over their estimated useful lives ranging from 3 to 30 years. Although no development projects are currently in progress, the Company will capitalize costs incurred in connection with our development projects, interest incurred on borrowing obligations and other internal costs during periods in which qualifying expenditures have been made and activities necessary to get the development projects ready for their intended use are in progress. Capitalization of these costs begins when the activities and related expenditures commence and ceases when the project is substantially complete and ready for its intended use, at which time the project is placed into service and depreciation commences.

The Company charges maintenance and repair costs that do not extend an asset’s useful life to expense as incurred.

The Company will periodically evaluate the net realizable value of its properties and provide a valuation allowance when it becomes probable there has been a permanent impairment of value.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for additions, major renewals and betterments are capitalized, and expenditures for repairs are charged to income as incurred. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts, with any gain or loss included in the statement of operations.

Depreciable assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on projected undiscounted cash flows associated with the assets. A loss is recognized for the difference between the fair value and the carrying amount of the asset. Fair value is determined based upon a market quote, if available, or is based on valuation techniques.

F-21

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 2 – Summary of Significant Accounting Policies (continued)

Depreciation is computed by the straight-line method over the estimated lives which are generally as follows:

Office equipment	5-7 years
Furniture and fixtures	7 years
Farm equipment	5-10 years
Temporary shelters	10 years
Leasehold improvements	5 years

Inventory and Other Assets

Inventories are stated at the lower of cost or net realizable value. Inventories consist of livestock, security equipment and certain water rights.

Revenue Recognition

Revenue is recognized when it is probable that the economic benefit will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received or receivable. Rental income from operating leases is recognized over the life of the lease agreements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Management believes that the estimates utilized in preparing our financial statements are reasonable and prudent. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amount of all significant financial instruments approximates fair value due either to length of maturity or the existence of variable interest rates that approximate prevailing market rates and the credit risk of the Company.

Advertising Costs

Advertising costs are expensed as incurred; generally, the first time the advertising occurs, and amounted to $1,030,831 and $32,055 for the fiscal years ended December 31, 2021 and 2020, respectively. These costs are included within sales and marketing expenses in the accompanying Statement of Operations.

F-22

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 2 – Summary of Significant Accounting Policies (continued)

Leases

The Company determines whether a contract is or contains a lease at contract inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities on our balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities on the Company’s balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, we use the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense for fixed lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred and may include certain index-based changes in rent and other non-fixed payments for services provided by the lessor. The Company’s leases do not contain any material residual guarantees or material restrictive covenants.

Lease arrangements with lease and non-lease components are generally accounted for separately. For certain equipment leases, such as vehicles, the Company will account for the lease and non-lease components as a single lease component. Additionally, for certain equipment leases, the Company will apply a portfolio approach to effectively account for the operating lease ROU assets and liabilities.

Income Taxes

The Company has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Service Code beginning with the taxable year ended December 31, 2019. As a REIT, the Company generally is not subject to federal income tax on income that is distributed to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at the regular Corporation tax rate. The Company believes it is organized and will operate in such a manner as to qualify to be taxed as a REIT and intends to operate so as to remain qualified as a REIT for federal income tax purposes. Under the Internal Revenue Service Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its shareholders. There are additional specific requirements which must be met in order to be qualified, such as organizational, income source and other requirements. Potentially significant monetary penalties, primarily keyed to taxable income, may be imposed on a REIT that fails to meet all relevant requirements.

F-23

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 2 – Summary of Significant Accounting Policies (concluded)

Income Taxes

The Company, in accordance with FASB ASC 740 Topic, Income Taxes, performs the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be derecognized and recorded as a tax benefit or expense in the current year. However, the Company’s conclusions regarding these uncertain tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations and interpretations thereof.

Recent Accounting Standards

In April 2020, the Financial Accounting Standards Board ("FASB") issued guidance on the application of Topic 842, relating to concessions being made by lessors in response to the COVID-19 pandemic. The guidance notes that it would be acceptable for entities to make an election to account for lease concessions relating to the effects of the COVID-19 pandemic consistent with how those concessions would be accounted for under Topic 842 as though enforceable rights and obligations for those concessions existed, even if such enforceable rights and obligations are not explicitly contained in the lease contract. Thus, for concessions relating to COVID-19, an entity would not have to analyze each contract to determine whether enforceable rights and obligations for concessions exist in the contract, and would have the option to apply, or not to apply, the general lease modification guidance in Topic 842 as it stands. The Company elected this option to account for lease concessions relating to the effects of the COVID-19 pandemic consistent with how those concessions would be accounted for under Topic 842 as though enforceable rights and obligations for those concessions existed. Therefore, such concessions are not accounted for as a lease modification under Topic 842.

Date of Management’s Review

Management has evaluated subsequent events through June 10, 2022, the date on which the financial statements were available to be issued.

F-24

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 3 - Inventory and Other Assets

Inventories at December 31, 2021 consist of:

Livestock	$64,050
Security equipment	124,150
Water rights	385,000
$573,200

Note 4 – Real Estate Assets

Real estate assets at December 31, consists of the following:

	2021	2020
Land	$7,608,496	$905,864
Buildings	7,709,184	2,358,120

Less: accumulated depreciation	(177,768)	(51,378)
Real estate assets, net	$15,139,912	$3,212,606

The depreciation expense of real estate assets was $129,616 and $47,606 for the years ended December 31, 2021 and 2020, respectively.

Note 5 - Property and Equipment

Property and equipment consist of the following:

	2021	2020
Office equipment	$38,418	$-
Furniture and fixtures	1,018	-
Farm equipment	57,967	-
Temporary shelters	72,943	-
Leasehold improvements	7,500	-

Less: accumulated depreciation	(6,540)	-
Real estate assets, net	$171,306	$-

The depreciation expense property and equipment was $6,540 and $0 for the years ended December 31, 2021 and 2020, respectively.

F-25

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 6 – Certain Relationships and Related Transactions

One of the Company’s current stockholders also controls the limited liability company, RAD Management, LLC. In a management agreement commencing with the first calendar quarter of 2018, RAD Management, LLC will perform the role of the Manager and advisor of the Company. The Manager will oversee day-to-day operations and make all investment decisions. The agreement shall remain in effect for 10 years, unless terminated early by mutual written consent. The agreement contains an asset management fee, a property management fee and a financial management fee.

Asset Management Fee. Beginning in the first calendar quarter of 2018, RAD Management, LLC will receive a quarterly asset management fee, payable in arrears, equal to an annualized rate of 2.00% of the Company’s combined net asset value.

Property Management Fee. The Company shall pay to RAD Management, LLC an annual property management fee, of 4.00% of the monthly gross revenue generated by all of the real estate assets. The Company shall pay the property management fee in arrears on a monthly basis with the arrear amount split into 12 equal payments.

Financial Management Fee. The Company shall pay to RAD Management, LLC a financial management fee, of 20.00% of the increase in net asset value excluding investment activity and an acquisition fee of $1,000 for each property purchased. The Company shall pay the financial management fee in arrears on a quarterly basis.

RAD Management, LLC is the debtor on one promissory note dated December 20, 2021, in favor of the Company, originally in the amount of $255,132.86 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $1,000,000). The promissory note has an interest rate of 0.95%. (see Note 7).

The following summarizes activity and balances with RAD Management, LLC for the years ended December 31, 2021 and 2020.

	2021	2020
Related party payable	$(336,015)	$(688,893)
Acquisition fees	$(54,000)	$(29,060)
Asset management fees	$(706,972)	$(171,298)
Property management fees	$(16,642)	$(4,560)
Financial management fees	$(2,006,410)	$(529,547)
Notes receivable-related parties	$255,133	$-
Accounts receivable	$(5,000)	$-

F-26

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 6 – Certain Relationships and Related Transactions (continued)

One of the Company’s current stockholders also controls the limited partnership, DHI Fund, LP. DHI Fund LP has periodically sold real estate holdings to the Company and collects rents on behalf of the Company. There is no fee schedule or formal agreement with respect to rents collected by DHI Fund LP.

DHI Fund LP is the debtor on two promissory notes, one dated February 2, 2020 in favor of the Company, originally in the amount of $1,464,372.81 plus applicable interest at a rate of 10.95% and the second dated December 20, 2021, in favor of the Company, originally in the amount of $1,130,018.33 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $3,000,000) interest at a rate of 0.95% (see Note 7).

The following summarizes activity and balances with DHI Fund, LP for the years ended December 31, 2021 and 2020.

	2021	2020
Note receivable - related parties	$2,076,917	$1,188,692
Related party receivable	$-	$95,890
Deposits with vendors	$-	$140,000
Interest on accounts receivables	$2,6374	$3,523
Interest on notes receivable	$113,207	$137,989
Related party payable	$(41,335)	$(27,500)
Legal fees	$(13,750)	$(27,500)
Account payable	$(41,345)	$-

One of the Company’s current stockholders also controls the limited partnership, DHI Holdings, LP. DHI Holdings, LP has periodically sold real estate holdings to the Company and collects rents on behalf of the Company. There is no fee schedule or formal agreement with respect to rents collected by DHI Holdings, LP.

DHI Holdings, LP is the debtor on two promissory notes, one dated February 2, 2020 in favor of the Company, originally in the amount of $ $1,002,842.37 plus applicable interest at a rate of 10.95% and the second dated December 20, 2021, in favor of the Company, originally in the amount of $724,155.48 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $2,000,000) interest at a rate of 0.95% (see Note 7).

F-27

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 6 – Certain Relationships and Related Transactions (continued)

The following summarizes activity and balances with DHI Holdings, LP for the years ended December 31, 2021 and 2020.

	2021	2020
Note receivable - related parties	$864,237	$451,178
Deposits with vendors	$-	$200,000
Related party payable	$(251,956)	$(245,435)
Security deposits	$(950)	$(950)
Interest on accounts receivables	$1,275	$3,824
Interest on notes receivable	$33,904	$87,097
Sales of property	$-	$84,925
Legal fees	$(2,500)	$(5,000)
Rents collected by affiliates	$(21,572)	$-

One of the Company’s current stockholders also controls the limited partnership, DDH Fund, LP. DDH Fund, LP has periodically sold real estate holdings to the Company and collects rents on behalf of the Company. There is no fee schedule or formal agreement with respect to rents collected by DDH Fund, LP.

DDH Fund, LP is the debtor on two promissory notes, one dated February 2, 2020 in favor of the Company, originally in the amount of $1,753,277.67 plus applicable interest at a rate of 10.95% and the second dated December 20, 2021 in favor of the Company, originally in the amount of $3,802,508.72 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $5,000,000) interest at a rate of 0.95% (see Note 7).

The following summarizes activity and balances with DDH Fund LP for the years ended December 31, 2021 and 2020.

	2021	2020
Note receivable - related parties	$3,854,079	$662,864
Related party receivable	$-	$391,430
Deposits with vendors	$-	$348,008
Rents collected by affiliates	$68,721	$71,150
Interest on accounts receivables	$542	$5,987
Interest on notes receivable	$38,705	$154,587
Related party payable	$(496,131)	$(37,121)
Legal fees	$(18,561)	$(37,121)
Security deposit	$(7,650)	$-

F-28

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 6 – Certain Relationships and Related Transactions (concluded)

One of the Company’s current stockholders also controls the limited liability company, The Seminar Solution LLC. The Seminar Solution LLC performs seminars, for which it collects fees. The Seminar Solution LLC also sells and maintains a membership program called "The Inner Circle." Many members of The Inner Circle are also stockholders in the Company. Inner Circle members are also given exclusive access to the Company's Joint Venture ownership program. The Seminar Solution LLC also shares advertising campaigns with the Company and collects investment dollars from investors on behalf of the Company.

The Seminar Solution LLC is the debtor on one promissory note dated December 20, 2021 in favor of the Company, originally in the amount of $1,882,577.99 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $2,500,000). The promissory note has an interest rate of 0.95%. (see Note 7).

The following summarizes activity and balances with The Seminar Solution LLC as of and for the year ended December 31, 2021 and 2020.

	2021	2020
Related party receivable	$-	$156,683
Interest on accounts receivables	$2,811	$6,219
Note receivable	$1,882,578	$-
Related party payable	$(60,000)	$-

One of the Company’s current stockholders also controls the limited partnership RAD Diversified OZ Fund LP. RAD Diversified OZ Fund LP is a real estate investment fund which was formed to acquire, reposition, renovate, lease, and manage income-producing single-family residential, multi-family residential, mixed use residential-commercial properties and farmland in Qualified Opportunity Zones in select markets in the United States, providing tax advantages for its equity holders.

The following summarizes activity and balances with RAD Diversified OZ fund LP as of and for the year ended December 31, 2021 and 2020.

	2021	2020
Receivable from affiliates	$1,199	$-
Related party payable	$250,000	$-

F-29

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 7 - Notes Receivable - Related Parties

	2021	2020
On February 2, 2020, the Company entered into a promissory note with DDH Fund, LP, a related party, for $1,753,278. The promissory note has an interest rate of 10.75%. Interest shall accrue and compound monthly. The unpaid principal and accrued interest shall be payable in annual installments of interest only beginning December 30, 2020 and continue until December 30, 2021. On December 20, 2021, the promissory note was extended to December 31, 2022, at which time the remaining unpaid principal and interest are due.	$51,570	$662,865

On February 2, 2020, the Company entered into a promissory note with DHI Fund, LP, a related party, for $1,464,373. The promissory note has an interest rate of 10.75%. Interest shall accrue and compound monthly. The unpaid principal and accrued interest shall be payable in annual installments of interest only beginning December 30, 2020 and continue until December 30, 2021. On December 20, 2021, the promissory note was extended to December 31, 2022, at which time the remaining unpaid principal and interest are due.	946,899	1,188,692

On February 2, 2020, the Company entered into a promissory note with DHI Holdings, LP, a related party, for $1,002,842. The promissory note has an interest rate of 10.75%. Interest shall accrue and compound monthly. The unpaid principal and accrued interest shall be payable in annual installments of interest only beginning December 30, 2020 and continue until December 30, 2021. On December 20, 2021, the promissory note was extended to December 31, 2022, at which time the remaining unpaid principal and interest are due.	140,082	451,177

On December 20, 2021, the Company entered into a promissory note with DDH Fund, LP, a related party, for $3,802,508.72 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $5,000,000). The promissory note has an interest rate of 0.95%. Interest shall compound annually. The unpaid principal and accrued interest shall be payable on December 31, 2023, at which time the remaining unpaid principal and interest are due.	3,802,509	-

F-30

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 7 - Notes Receivable - Related Parties (continued)

	2021	2020
On December 20, 2021, the Company entered into a promissory note with DHI Fund, LP, a related party, for $1,130,018.33 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $3,000,000). The promissory note has an interest rate of 0.95%. Interest shall compound annually. The unpaid principal and accrued interest shall be payable on December 31, 2023, at which time the remaining unpaid principal and interest are due.	$1,130,018	$-

On December 20, 2021, the Company entered into a promissory note with DHI Holdings, LP, a related party, for $724,155.48 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $2,000,000). The promissory note has an interest rate of 0.95%. Interest shall compound annually. The unpaid principal and accrued interest shall be payable on December 31, 2023, at which time the remaining unpaid principal and interest are due.	724,155	-

On December 20, 2021, the Company entered into a promissory note with RAD Management, LLC, a related party, for $255,132.86 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $1,000,000). The promissory note has an interest rate of 0.95%. Interest shall compound annually. The unpaid principal and accrued interest shall be payable on December 31, 2023, at which time the remaining unpaid principal and interest are due.	255,133	-

On December 20, 2021, the Company entered into a promissory note with The Seminar Solution, LLC, a related party, for $1,882,577.99 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $2,500,000). The promissory note has an interest rate of 0.95%. Interest shall compound annually. The unpaid principal and accrued interest shall be payable on December 31, 2023, at which time the remaining unpaid principal and interest are due.	1,882,578	-

Current portion	1,138,551	2,302,734

Balance at December 31,	$8,932,944	$2,302,734

F-31

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 8 - Notes Payable

	2021	2020
The Company entered into several hard money loans associated with real estate assets purchased or subsequently refinanced. The short-term loans, usually 1 year or less, carry interest ranging from 4.75%-20%. The unpaid principal and accrued interest shall be payable on due dates through February 2023. The loans are collateralized by the real estate associated with the loan and are personally guaranteed by officer(s) of the Company.

Some properties are purchased through joint venture partnerships or are partially sold after acquisition to a joint venture partner. In cases where there is a loan associated with the property, the joint venture partner will assume part of the outstanding principal balance of the loan, equal to their ownership percentage, on the date transferred. The Company will continue to make principal and interest payments on these loans and allocate those to the Joint Venture partner. At December 31, 2021, total outstanding hard money loans were $3,360,142, of which $1,884,071 was assumed by the joint venture partner.	$1,476,071	$-

On February 20, 2021, the Company entered into a promissory note for $800,000. The promissory note has an interest rate of 12%, with interest only payments of $8,000 per month. The unpaid principal and accrued interest shall be payable on March 1, 2022, at which time the remaining unpaid principal and interest are due. The promissory note is collateralized by real estate associated with the loan and personally guaranteed by officer(s) of the Company.	800,000	-

On July 2, 2021, the Company entered into a promissory note for $1,900,000. The promissory note has an interest rate of 9.25%, with interest only payments of $14,645.83 per month. The unpaid principal and accrued interest shall be payable on July 1, 2026, at which time the remaining unpaid principal and interest are due. The promissory note is collateralized by real estate associated with the loan and personally guaranteed by officer(s) of the Company.	1,900,000	-

Current portion	1,266,000	-

Balance at December 31,	$4,176,071	$-

F-32

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 8 - Notes Payable (concluded)

Principal payments on long-term debt are due as follows:

Year ending December 31,
2022	$1,266,400
2023	1,009,671
2024	-
2025	-
2026	1,900,000

Balance at December 31,	$4,176,071

Note 9 – Commitments and Contingencies

Operating Lease Commitment

In October 2021, the Company entered into a non-cancelable operating lease to lease an office facility in Ontario, California. The lease agreement requires 37 monthly lease payments that range from $18,988.80 to $20,749.57 per month, effective in October 2021 and expiring in December 2024. The lease has a remaining lease term of less than three years, with no options to extend.

The components of lease expenses are as follows:

For the year ended December 31, 2021, operating lease costs amounted to $58,606

Other information related to leases are as follows:

Supplemental Cash Flows Information: for the year ended December 31, 2021

Cash paid for amounts included in the measurement of lease liabilities:

Operating cash flows from operating leases: $56,966

Right-of-use assets obtained in exchange for lease obligations:

Operating leases: $753,721

Weighted Average Remaining Lease Term for operating leases: 3 years

Weighted Average Discount Rate for operating leases: 0.330%

F-33

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 9 – Commitments and Contingencies (concluded)

Future minimum lease payments under non-cancelable leases as of December 31, 2021 are as follows:

Fiscal Year	Operating Leases
2022	$221,822
2023	236,462
2024	238,870
Total future minimum lease payments	697,154
Less imputed interest	(3,961)
Total	$693,193

December 31, 2021
Operating lease liabilities, current	$221,822
Operating lease liabilities, net of current	$475,332

Legal

The Company, from time to time, could be involved in ordinary routine litigation incidental to the conduct of its business. The Company believes that no presently pending litigation matters are likely to have a material adverse effect on the Company’s financial statements or results of operations, taken as a whole.

Note 10 – Concentration of Credit Risk

The Company maintains its cash balance at a bank located in Florida. These accounts are insured by the Federal Deposit Insurance Corporation up to a balance of $250,000. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Concentrations of market, interest rate and credit risk may exist with respect to the Company’s investments and its other assets and liabilities. Market risk is a potential loss the Company may incur as a result of changes in the fair value of its investments. The Company may also be subject to risk associated with concentrations of investments in geographic regions and industries. Interest rate risk includes the risk associated with changes in prevailing interest rates. Credit risk includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to the terms of a contract.

The Company’s investments are also subject to valuation and liquidity risk, financing risk, development financing risk and diversification risk.

F-34

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 10 – Concentration of Credit Risk (concluded)

The real estate market is cyclical in nature. Investment values are affected by, among other things, the availability of capital, vacancy rates, rental rates, interest rates, and inflation rates. Determining real estate values involves many assumptions that may be subjective. As a result, amounts ultimately realized from the real estate investments may vary significantly from the estimates presented and the differences could be material to the financial statements.

Note 11 – Risks and Uncertainties Related to the Coronavirus Pandemic (COVID-19)

The COVID-19 pandemic has resulted in the federal and provincial governments enacting emergency measures to combat the spread of the virus. These measures, which included the implementation of travel bans, self-imposed quarantine periods, restrictions on or closures of non-essential businesses and social distancing, have caused an economic slowdown and material disruption to businesses in the United States of America and globally. Given the continuously evolving circumstances surrounding COVID-19, it is difficult to predict with certainty the nature, extent and duration of COVID-19, and the duration and intensity of resulting business disruptions and related financial, social and public health impacts. Such effects could be adverse and material, including their potential effects on the Company’s business, operations, and financial performance both in the short-term and long-term. The amounts recorded in these financial statements are based on the latest reliable information available to management at the time the financial statements were prepared where that information reflects conditions at the date of the financial statements.

Note 12 – Leases

Leasing as a lessor - future minimum rental income

As of December 31, 2021, non-cancelable operating leases provide for future minimum rental income from continuing operations as follows:

2022	$31,875
$31,875

Certain leases may be excluded as the terms are generally for one year or less. Rental income under most of these leases increase in future years based on agreed-upon percentages or in some instances, changes in the Consumer Price Index.

F-35

RAD Diversified REIT, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 AND 2020

Note 13 – Cash Flow Information

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Cash paid for interest and income tax for the years ended December 31 were as follows:

	2021	2020
Interest	$130,650	$-
Income tax	$-	$-

Note 14 – Subsequent Events

The Company evaluated its December 31, 2021 financial statements for subsequent events through the date the financial statements were issued.

In January 2022, the Company entered into a non-cancelable operating lease to lease an office facility in Tampa, Florida. The lease agreement requires 28 monthly lease payments that range from $34,200 to $36,283 per month, effective in January 2022 and expires in March 2024.

On March 4, 2022, the Company entered into a promissory note for $900,000. Part of the proceeds from the promissory note were used to refinance the promissory note maturing on March 1, 2022 (see Note 8). The promissory note has an interest rate of 9%, with interest only payments of $6,750 per month. The unpaid principal and accrued interest shall be payable on March 15, 2027, at which time the remaining unpaid principal and interest are due. The promissory note is collateralized by real estate associated with the loan.

F-36

Supplementary Information

F-37

RAD DIVERSIFIED REIT, INC.

SUPPLEMENTARY INFORMATION

SCHEDULE 1 - OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Advertising	$1,030,831	$32,055
Acquisition fees (Note 4)	56,239	29,060
Asset management fees (Note 4)	706,972	171,298
Auction supplies	7,214	10,311
Auto expenses	300	2,532
Bank fees	18,200	1,370
Computer expenses	55,911	31,788
Depreciation (Note 3)	136,156	47,606
Dues and subscriptions	15,165	178
Farm expense	582,435	-
Financial management fees (Note 4)	2,006,410	529,547
Insurance	13,902	132
Meals and entertainment	1,517	2,749
Office expenses	89,555	5,995
Payroll expenses	462,433	-
Processing fees	109,027	-
Professional fees	1,786,775	279,145
Property management fees (Note 4)	16,642	4,560
Real estate expenses	347,443	25,697
Referral fees	114,674	15,000
Rent expense	58,606	-
Settlement expenses	-	11,000
Shipping, freight and delivery	3,600	149
Taxes and licenses	5,104	3,233
Utilities	506	615

Total operating expenses	$7,625,617	$1,204,020

See independent auditor's report and accompanying notes to financial statements.

F-38

INDEX OF EXHIBITS

Exhibit Number	Name
1	Agreement with Broker Dealer*
2.1	Charter of Company (Filed as an exhibit to the issuer’s Offering Statement on Form 1-A (Commission File No. 024-11020) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000172146919000024/ex2a-charter.htm)
2.2	Bylaws of Company (Filed as an exhibit to the issuer’s Offering Statement on Form 1-A (Commission File No. 024-11020) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000172146919000024/ex2a-charter.htm).
4	Form of Subscription Agreement (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex4.htm ).
6.1	Management Agreement (Filed as an exhibit to the issuer’s Offering Statement on Form 1-A (Commission File No. 024-12046) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922112655/tm2229098d1_ex6-1.htm).
6.2	Employment Agreement of Andrew Nonis**
6.3.	Employment Agreement of Taylor Green**
6.4	Promissory Note Extension Agreement, DHI Fund, LP dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-5.htm ).
6.5	Promissory Note Extension Agreement, DHI Holdings, LP dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-6.htm ).
6.6	Promissory Note Extension Agreement, DDH Fund, LP dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-7.htm ).
6.7	Promissory Note, The Seminar Solutions dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-8.htm ).
11	Auditors’ consent
12	Legal Opinion**

* Previously filed.

** To be filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Tampa, Florida, on November 10, 2022.

RAD Diversified REIT, Inc.

By:	/s/ Brandon Dutch Mendenhall

Name:	Brandon Dutch Mendenhall
Title:	President/CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brandon Dutch Mendenhall

Name:	Brandon Dutch Mendenhall
Title:	President and Chief Executive Officer and Director (Principal Executive Officer)
Date:	November 10, 2022

/s/ Andrew Nonis

Name:	Andrew Nonis
Title:	Chief Financial Officer, Treasurer and Principal Accounting Officer
Date:	November 10, 2022

/s/ Amy Vaughn

Name:	Amy Vaughn
Title:	Director
Date:	November 10, 2022

/s/ Allen Pan
Name:	Allen Pan
Title:	Director
Date:	November 10, 2022